Exhibit 10.4

CREDIT AND GUARANTY AGREEMENT

among
NEXTDECADE LNG, LLC
as Borrower
CERTAIN SUBSIDIARIES OF THE BORROWER
as Subsidiary Guarantors
MUFG BANK, LTD.
as Administrative Agent
WILMINGTON TRUST, NATIONAL ASSOCIATION
as Collateral Agent
MUFG BANK, LTD.
as Coordinating Lead Arranger and Bookrunner
THE FINANCIAL INSTITUTIONS
party hereto as Lenders from time to time
and
Each other Person that may become party hereto from time to time
Dated as of January 4, 2024

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    i    Credit and Guaranty Agreement (NextDecade LNG)

(continued)
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    ii    Credit and Guaranty Agreement (NextDecade LNG)

(continued)
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    iii    Credit and Guaranty Agreement (NextDecade LNG)

(continued)
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    iv    Credit and Guaranty Agreement (NextDecade LNG)

SCHEDULES
I    Definitions
II    Commitments
III    Borrower’s Knowledge
4.6    Environmental Matters
4.11    Litigation
4.23    Transactions with Affiliates
11.3    Addresses for Notices
12.15(i)    Disqualified Institutions

EXHIBITS
A    Form of Compliance Certificate
B    Form of Assignment and Assumption
C    Form of Closing Certificate
D    Form of Notice of Borrowing
E    Form of Interest Election Request
F-1    Form of U.S. Tax Compliance Certificate (for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax purposes)
F-2    Form of U.S. Tax Compliance Certificate (for Foreign Participants that are not Partnerships for U.S. Federal Income Tax purposes)
F-3    Form of U.S. Tax Compliance Certificate (for Foreign Participants that are Partnerships for U.S. Federal Income Tax purposes)
F-4    Form of U.S. Tax Compliance Certificate (for Foreign Lenders that are Partnerships for U.S. Federal Income Tax purposes)
G    Form of Joinder to Credit Agreement
H    Closing Date Financial Model

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CREDIT AND GUARANTY AGREEMENT, dated as of January 4, 2024 (this “Agreement”), among NEXTDECADE LNG, LLC, a limited liability company formed and existing under the laws of the State of Delaware (the “Borrower”); CERTAIN SUBSIDIARIES OF THE BORROWER, as Subsidiary Guarantors, MUFG BANK, LTD., acting as Administrative Agent on behalf of the Lenders; WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent on behalf of the Secured Parties; the Lenders signatory hereto or who subsequently become party hereto pursuant to the terms hereof; and each other Person that may become party hereto from time to time.
W I T N E S S E T H :
WHEREAS, Rio Grande LNG, LLC, a limited liability company incorporated under the laws of the State of Texas (the “P1 Project Company”) is designing, engineering, developing, procuring, constructing, and installing the first, second, and third natural gas liquefaction production trains at the Rio Grande Facility to be located in Brownsville, Texas (the “P1 Project”) and will, upon the design, engineering, development, procurement, construction, installation, testing and completion thereof, own the P1 Project;
WHEREAS, the P1 Project Company is separately designing, engineering, developing, procuring, constructing, and installing certain common facilities associated with the Rio Grande Facility (the “P1 Common Facilities”), which will, upon the design, engineering, development, procurement, construction, installation, testing and completion thereof be owned by Rio Grande LNG Common Facilities LLC (“CFCo”), a Subsidiary of P1 Project Company;
WHEREAS, upon the design, engineering, development, procurement, construction, installation and testing thereof, the Borrower will operate and maintain the P1 Project and the P1 Common Facilities;
WHEREAS, the P1 Project Company has entered into certain P1 Financing Documents, and may from time to time enter into, additional P1 Financing Documents;
WHEREAS, the Borrower has requested that the Lenders establish a credit facility, pursuant to which the Lenders will make available and provide, upon the terms and conditions set forth herein, (a) the revolving loans described herein to finance general corporate purposes and working capital requirements of the Borrower and its Subsidiaries, including development costs, transaction fees and expenses and development expenses related to the T4 Expansion, and certain other expenditures, and (b) the interest loans described herein to finance Interest Obligations, fees, and expenses due and payable under the Finance Documents; and
WHEREAS, the Borrower (a) is the indirect owner of certain Equity Interests in the P1 Project Company and (b) intends to (individually or with one or more third-parties) develop the T4 Expansion through one or more subsidiaries.
NOW, THEREFORE, in consideration of the foregoing and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereby agree as follows:
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ARTICLE 1.
DEFINITIONS AND PRINCIPLES OF CONSTRUCTION
1.1    Defined Terms. For all purposes of this Agreement, (i) capitalized terms not otherwise defined herein shall have the meanings set forth in Schedule I and (ii) the principles of construction set forth in Schedule I shall apply.
ARTICLE 2.
FUNDING MATTERS
2.1    Availability and Borrowings.
(a)    Loans.
(i)    Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make to the Borrower on each Borrowing Date a Revolving Loan or an Interest Loan, in an aggregate principal amount not to exceed such Lender’s Revolving Loan Commitment or Interest Loan Commitment, respectively. The aggregate principal amount of all Revolving Loans made by the Lenders outstanding at any time shall not exceed the Aggregate Revolving Loan Commitment. The aggregate principal amount of all Interest Loans made by the Lenders outstanding at any time shall not exceed the Aggregate Interest Loan Commitment.
(ii)    Amounts prepaid or repaid in respect of Loans may be re-borrowed at any time and from time to time until the expiration of the Availability Period. Any Revolving Loan Commitment or Interest Loan Commitment outstanding on the last Business Day of the Availability Period shall expire as of such date.
(b)    Obligations of Lenders. The Loans shall be made as part of the Borrowing consisting of Loans of the same Type made by the applicable Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(c)    Type of Loans. Subject to Section 9.9, each Borrowing shall be comprised entirely of ABR Loans or of SOFR Loans as the Borrower may request in accordance herewith.
(d)    Minimum Amounts; Limitation on Number of Borrowings. Each SOFR Borrowing shall be in an aggregate amount of $500,000 or an integral multiple of $100,000; provided, that a SOFR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments. Each ABR Borrowing shall be in an aggregate amount equal to $500,000 or an integral multiple of $100,000; provided, that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused
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balance of the Commitments. Borrowings of more than one Type may be outstanding at the same time; provided, that there shall not be more than a total of five SOFR Borrowings outstanding at any time.
2.2    Funding of Borrowing.
(a)    Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on a Borrowing Date by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make the Loans available to the Borrower by promptly crediting the amounts so received, in like funds, for deposit into such accounts as are specified in the funds flow direction letter signed by an Authorized Officer of the Borrower and delivered to the Administrative Agent.
(b)    Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed Borrowing Date that such Lender will not make available to the Administrative Agent such Lender’s share of the Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent as and when required hereunder.
2.3    Interest Elections.
(a)    Elections by the Borrower. Except as otherwise expressly provided herein, the Loans constituting each Borrowing initially shall be of the Type specified in the Notice of Borrowing and, in the case of a SOFR Borrowing, shall have the Interest Period specified in the Notice of Borrowing or as otherwise provided herein. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a SOFR Borrowing, may elect the Interest Period therefor, all as provided in this Section 2.3. The
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Borrower may elect different options with respect to different portions of the Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Any Interest Period that would otherwise end after the Final Maturity Date shall end on the Final Maturity Date.
(b)    Notice of Elections. Each such election pursuant to this Section 2.3 shall be made upon the Borrower’s irrevocable notice to the Administrative Agent. Each such notice shall be in the form of a written Interest Election Request, appropriately completed and signed by a Authorized Officer of the Borrower and must be received by the Administrative Agent not later than the time that a Notice of Borrowing would be required under Section 2.4 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.
(c)    Content of Interest Election Requests. Each written and electronically communicated Interest Election Request shall specify the following information:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified in clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and
(iv)    if the resulting Borrowing is a SOFR Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
(d)    Notice by the Administrative Agent to the Lenders. The Administrative Agent shall advise each applicable Lender of the details of an Interest Election Request and such Lender’s portion of such resulting Borrowing no less than one Business Day before the effective date of the election made pursuant to such Interest Election Request.
(e)    Failure to Make an Interest Election Request; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period therefor, then, unless such SOFR Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such SOFR Borrowing shall automatically be continued as a SOFR Borrowing with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so
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notifies the Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid as provided herein, each SOFR Borrowing shall automatically be converted to an ABR Borrowing at the end of the Interest Period therefor.
2.4    Mechanics for Requesting Borrowings. (a) To request the Borrowing of the Loans under this Agreement, the Borrower shall deliver to the Administrative Agent an irrevocable written notice of borrowing in the form of Exhibit D (a “Notice of Borrowing”) signed by an Authorized Officer of the Borrower (x) in the case of a SOFR Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days prior to the date of the requested Borrowing Date and (y) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the requested Borrowing Date. The Notice of Borrowing shall specify the following information:
(i)    the aggregate amount of the Borrowing of Loans requested by the Borrower, which shall be in the minimum amount and increments required by this Agreement;
(ii)    the amount of such Borrowing which is comprised of Revolving Loans and Interest Loans;
(iii)    the Borrowing Date, which shall be a Business Day during the Availability Period;
(iv)    whether the Borrowing of Loans is to be an ABR Borrowing or a SOFR Borrowing; and
(v)    in the case of a SOFR Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of “Interest Period”.
The Notice of Borrowing shall include as attachments all certificates and documentation required thereby, and shall be delivered in accordance with the time periods required by this Section 2.4.
2.5    Fees.
(a)    Fees. The Borrower shall pay to each Agent and the Coordinating Lead Arranger the fees and expenses payable in the amounts and at times pursuant to a Fee Letter between the Borrower and such Person together with the expenses of such Agents and/or Coordinating Lead Arranger specified in Section 12.1.
(b)    Commitment Fees. From and including the date of Financial Close and until the end of the Availability Period, the Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, on each Quarterly Payment Date, a commitment fee at a rate per annum equal to 30% of the Applicable Margin for SOFR Loans on the average daily unutilized portion of the Commitments (as they may be reduced from time to time) calculated on a 365-day year and the actual number of days elapsed during the
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period from the immediately preceding Quarterly Payment Date (or from the date hereof in the case of the first Quarterly Payment Date) until the end of the Availability Period.
(c)    Duration Fee. If the Borrower exercises the extension option pursuant to the definition of “Final Maturity Date” then the Borrower shall on the date that is the earlier of (i) the Discharge Date and (ii) the Final Maturity Date, pay to the Administrative Agent for the account of the Lenders a duration fee equal to 1.50% of the aggregate amount of all outstanding Loans and undrawn Commitments as of the date the extension option is exercised.
(d)    Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (for distribution to the Lenders entitled thereto). Fees paid shall not be refundable under any circumstances absent manifest error.
2.6    Repayment of Loans; Evidence of Debt.
(a)    Repayment. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders the aggregate principal amount of the Loans on the Final Maturity Date.
(b)    Evidence of Debt. Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be prima facie evidence of such Indebtedness of the Borrower absent manifest error; provided, that the failure of any Lender to maintain such account or accounts or any error in any such account shall not limit or otherwise affect any repayment obligations of the Borrower hereunder.
2.7    Interest.
(a)    Interest Rates. Subject to Section 2.7(b), (i) each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin for such Loan; and (ii) each SOFR Loan shall bear interest at a rate per annum equal to the Term SOFR for the Interest Period therefor plus the Applicable Margin for such Loan.
(b)    Default Interest. Notwithstanding the foregoing, if an Event of Default under Section 7.1(a) shall have occurred and be continuing, any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder that is overdue shall bear interest at a rate per annum equal to 2.00% plus the rate that would otherwise be applicable to such amount pursuant to this Agreement.
(c)    Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided, that (i) interest accrued
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pursuant to paragraph (b) (Default Interest) above shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d)    Interest Computation. All interest hereunder shall be computed on the basis of a year of 360 days (or in the case of interest computed by reference to the ABR at times when the ABR is based on the Prime Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable ABR or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(e)    Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Finance Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Finance Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
2.8    Payments.
(a)    Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or under Section 9.1, Section 9.2, Section 9.3, or otherwise) or under any other Finance Document (except to the extent otherwise provided therein) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1221 Avenue of the Americas, New York, NY 10020, Attn: Lawrence Blat, except as otherwise expressly provided in the relevant Finance Document and except payments pursuant to Sections 9.1, 9.2, 9.3 and Section 12.1, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest,
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interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement or under any other Finance Document are payable in Dollars.
(b)    Each payment received by the Administrative Agent under this Agreement for account of a Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for the account of such Lender at such Lender’s applicable lending office.
2.9    Pro Rata Treatment. Except as otherwise provided in this Agreement, (a) each Borrowing shall be made from the relevant Lenders and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the relevant Lenders, pro rata among the relevant Lenders according to the amounts of their respective Commitments, (b) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them, and (c) each payment of interest on Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.
2.10    Presumptions of Payment
. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of any Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lender the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
2.11    Sharing of Payments, Etc. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders pro rata in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this Section 2.11 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other
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than to the Borrower or any Affiliate thereof (as to which the provisions of this Section 2.11 shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Government Rule, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
2.12    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Finance Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.12(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Finance Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Finance Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Finance Document, except, in each case, as expressly required pursuant to this Section 2.12.
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(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Finance Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.
(f)    The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability or (ii) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable
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discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE 3.
CONDITIONS PRECEDENT
3.1    Conditions Precedent to Financial Close. The effectiveness of this Agreement and the occurrence of Financial Close are subject to satisfaction of the conditions precedent set forth below, each of which shall be reasonably satisfactory in form and substance to the Administrative Agent and each Lender (unless otherwise specified below) (unless waived in accordance with Section 12.7):
(a)    Corporate Documents. The Administrative Agent shall have received an officer’s certificate from each Credit Party, signed by an Authorized Officer of such Credit Party, dated on or around Financial Close, certifying:
(i)    that attached to such certificate is, as applicable, a true and complete copy of one or more certificates of the Secretary of State (or its jurisdictional equivalent, as applicable) of the jurisdiction of formation of such Person, dated reasonably near Financial Close certifying (A) as to a true and correct copy of the certificate of formation of such Credit Party and each amendment thereto on file in such Secretary of State’s office (or its jurisdictional equivalent, as applicable) and (B) that (1) such amendments are the only amendments to such Credit Party’s Organic Documents on file in such Secretary of State’s office (or its jurisdictional equivalent, as applicable) and (2) such Credit Party is duly incorporated or formed, as applicable, and in good standing or presently subsisting under the laws of the applicable jurisdiction of formation;
(ii)    that attached to such certificate is a true and complete copy of the Organic Documents of such Credit Party including, as applicable, evidence of registration thereof in the public registry corresponding to the corporate domicile of such Credit Party;
(iii)    that attached to such certificate is a true and complete copy of the valid resolutions from the board of directors, managers, shareholders or members, and any other necessary corporate or other applicable authorizations and consents duly authorizing or ratifying: (A) the financing contemplated by this Agreement, (B) to the extent applicable, the granting of Liens by it in connection therewith in accordance with the Security Documents, and (C) its execution of, delivery of and performance under each Finance Document to which it is or is to be party and each other document required to be executed and delivered by it in accordance
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with the provisions hereof or thereof, and the granting of any necessary powers of attorney; and
(iv)    that attached to such certificate is a true and complete copy of the incumbency and signature of such Credit Party authorized to execute and deliver on its behalf the Finance Documents to which it is or is to be a party and any other documents in connection with the transactions contemplated hereby and thereby.
(b)    Closing Certificates. Delivery to the Administrative Agent of a certificate, signed by an Authorized Officer of the Borrower, in substantially the form of Exhibit C;
(c)    Transaction Documents. The Administrative Agent shall have received copies of each of:
(i)    the Finance Documents, duly executed by the parties thereto and in full force and effect and no default by any party thereto shall have occurred and be continuing;
(ii)    each P1 Financing Document (and any supplements or amendments thereto), and a certificate from an Authorized Officer of the Borrower to the effect that (A) the copies of the P1 Financing Documents delivered pursuant to this clause (ii) are true, correct and complete and (B) each such P1 Financing Document is, to the Borrower’s Knowledge, in full force and effect and enforceable against each party thereto in accordance with its terms; and
(iii)    each P1 Material Project Document executed as of Financial Close, certified by an Authorized Officer of the Borrower party thereto as being a true, complete and correct copy thereof, each of which shall be in full force and effect and no default by the applicable Loan Party party thereto and, to the Borrower’s Knowledge, no default by any other party thereto shall have occurred and be continuing.
(d)    Opinions of Counsel. The Administrative Agent shall have received an opinion of Latham & Watkins LLP, special New York and Delaware counsel to the Credit Parties, addressed to each Lender and each Agent, dated as of the date of Financial Close;
(e)    Know-Your-Customer Documentation. The Lenders and the Agents shall have received documentation in reasonably satisfactory form, scope and substance requested by any Lender or Agent in order to enable such Lender or Agent to carry out all necessary “know your customer” or similar requirements and other information required by bank regulatory authorities, including those reasonably required to ensure compliance with applicable and anti-money laundering rules and regulations in such Lender’s or Agent’s jurisdiction, including the PATRIOT Act;
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(f)    Construction Budget and Schedule and Construction Reports. The Administrative Agent shall have received a true, correct and complete copy of (i) the Construction Budget and Schedule and (ii) each monthly construction report delivered to the P1 Administrative Agent from the Independent Engineer (as defined in the CD Credit Agreement) since the Closing Date (under and as defined in the CD Credit Agreement) regarding the construction activities in relation to the P1 Project;
(g)    Compliance with Applicable Government Rules. Each Loan Party shall be in compliance in all material respects with all material Government Rules applicable to such Loan Party;
(h)    Absence of Pending Litigation. There shall be no pending or to the Borrower’s Knowledge, threatened litigation or proceeding that has a reasonable likelihood of being adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(i)    Lien Search; Perfection of Security Interests. The Administrative Agent shall have received copies or evidence, as the case may be, of the following actions in connection with the perfection of the Collateral: (A) completed requests for information or lien, judgment and litigation search reports, dated no more than ten Business Days prior to Financial Close, for the State of Delaware and any other jurisdiction reasonably requested by the Administrative Agent that name the Credit Parties as debtors, together, as applicable, with copies of each UCC-1 financing statement, fixture filing or other filings listed therein, which shall evidence no Liens, other than Permitted Liens and (B) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Documents necessary in order to perfect the first-priority (subject to Permitted Liens) Liens created thereunder, including the delivery by (1) the Pledgor to the Collateral Agent of the original certificates representing all limited liability company or other ownership interests in the Borrower and (2) the Borrower to the Collateral Agent of the original certificates representing all of its limited liability company interests in RG Super Holdings;
(j)    Financial Statements. The Administrative Agent shall have received (i) the latest available financial statements required to be delivered by the P1 Project Company under Section 10.1 (Financial Statements) of the CD Credit Agreement, (ii) the most recent quarterly consolidated financial statements of the Pledgor, which financial statements need not be audited, and (iii) the most recent audited annual consolidated financial statements of the Pledgor;
(k)    RP Account. The RP Account shall have been established;
(l)    No Default. No Default or Event of Default shall have occurred and be continuing;
(m)    Representations and Warranties. All representations and warranties of the Credit Parties required to be made or repeated on and as of the date of the Financial Close
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are true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) on and as of such date (after giving effect to the Financial Close); provided, that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) as of such earlier date;
(n)    CD Credit Agreement Representations and Warranties. All representations and warranties of the P1 Project Company under the CD Credit Agreement shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) on and as of such date (after giving effect to the Financial Close); and
(o)    Payment of Fees and Expenses. The Borrower has paid or has arranged to pay all outstanding fees, premiums, expenses and other charges then due and payable by it to the Secured Parties under the Finance Documents at such time.
(p)    Certain Arrangements. Other than any Bank Fee Letters (as defined in the CD Credit Agreement) and any agreement to which MUFG Bank, Ltd. is a party, the Borrower shall have provided to the Administrative Agent a certificate attaching a copy of, or otherwise summarizing in reasonable details, any engagement letter, mandate letter, or other letter agreement, side letter, written communication or other similar instrument by which any Loan Party or the P1 Project Company agrees to pay, assume liability for, or guarantee any arranging fees, underwriting fees, credit accommodation fees, commissions, original issue discounts, premia, costs, or expenses, and any indemnity or reimbursement obligation or guarantee against any taxes, losses, costs or expenses, in each case associated with any debt or equity raise by the P1 Project Company and that is not otherwise explicitly set forth in the governing document(s) of such debt or Equity Interests that are otherwise provided to the Administrative Agent under any provision of this Agreement.
3.2    Conditions Precedent to Each Revolving Loan Borrowing Date. The obligation of each Lender to make a Revolving Loan on the requested Borrowing Date is subject to satisfaction of the conditions precedent set forth below(unless waived in accordance with Section 12.7):
(a)    Financial Close. Financial Close has occurred.
(b)    Notice of Borrowing. The Borrower shall have delivered to the Administrative Agent a Notice of Borrowing in accordance with Section 2.4.
(c)    No Default. No Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Borrowing.
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(d)    Representations and Warranties. All representations and warranties of the Credit Parties required to be made or repeated on and as of the proposed Borrowing Date are true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) on and as of such date (after giving effect to such Borrowing); provided, that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) as of such earlier date.
(e)    Payment of Fees and Expenses. The Borrower has paid or has arranged to pay all outstanding fees, premiums, expenses and other charges then due and payable by it to the Secured Parties under the Finance Documents at such time.
(f)    No P1 Project Default or Event of Default. The Borrower shall have delivered a certificate to the Administrative Agent certifying that, as of the proposed Borrowing Date, there is no outstanding “Default” under and as defined in the CD Credit Agreement.
(g)    Certain Arrangements. Unless otherwise delivered to the Administrative Agent pursuant to Section 5.1(f) and other than any Bank Fee Letters (as defined in the CD Credit Agreement) and any agreement to which MUFG Bank, Ltd. is a party, the Borrower shall have provided to the Administrative Agent a certificate attaching a copy of, or otherwise summarizing in reasonable details, any engagement letter, mandate letter, or other letter agreement, side letter, written communication or other similar instrument by which any Loan Party or the P1 Project Company agrees to pay, assume liability for, or guarantee any arranging fees, underwriting fees, credit accommodation fees, commissions, original issue discounts, premia, costs, or expenses, and any indemnity or reimbursement obligation or guarantee against any taxes, losses, costs or expenses, in each case associated with any debt or equity raise by the P1 Project Company and that is not otherwise explicitly set forth in the governing document(s) of such debt or Equity Interests that are otherwise provided to the Administrative Agent under any provision of this Agreement.
3.3    Conditions Precedent to Each Interest Loan Borrowing Date. The obligation of each Lender to make an Interest Loan on the requested Borrowing Date is subject to satisfaction of the conditions precedent set forth below (unless waived in accordance with Section 12.7):
(a)    Financial Close. Financial Close has occurred.
(b)    Notice of Borrowing. The Borrower shall have delivered to the Administrative Agent a Notice of Borrowing in accordance with Section 2.4.
(c)    No Default. No Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Borrowing; provided, that, for
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purposes of this Section 3.3(c), no “Default” under and as defined in any P1 Financing Document shall constitute a Default hereunder.
(d)    Payment of Fees and Expenses. The Borrower has paid or has arranged to pay all outstanding fees, premiums, expenses and other charges then due and payable by it to the Secured Parties under the Finance Documents at such time.
ARTICLE 4.
REPRESENTATIONS AND WARRANTIES
The Loan Parties make the representations and warranties contained in this Article 4 to each Agent and each Lender. Unless a representation and warranty is expressly made solely as of a specific date, each such representation and warranty shall be deemed made as of Financial Close. The representations and warranties contained herein shall survive the execution and delivery of this Agreement and except as provided below, shall be deemed to be repeated by the applicable Loan Party on each Borrowing Date.
4.1    Corporate Status. Each Loan Party (a) is a limited liability company duly formed and validly existing under the laws of the State of Delaware, (b) is duly qualified and in good standing (where relevant) under the laws of each jurisdiction where the conduct of its business requires such qualification except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to perform all its Obligations under the Finance Documents to which it is or may become party, including the granting of security interests and Liens pursuant to the Security Documents.
4.2    Corporate Power and Authority. Each Loan Party has taken all necessary action to authorize or ratify the execution, delivery and performance by it of each of the Finance Documents to which it is a party as have been executed and delivered by it as of each date this representation and warranty is made or deemed to be made. Each Loan Party has duly authorized, executed and delivered each of the Finance Documents to which, as of the relevant date that this representation and warranty is made or deemed made, it is a party.
4.3    Government Approval. As of Financial Close, each Loan Party has obtained all material Government Approvals necessary under applicable Government Rule as of Financial Close in connection with such Loan Party’s execution, delivery and performance of the Finance Documents to which it is a party.
4.4    Compliance with Applicable Government Rules. Each Loan Party is in compliance in all material respects with all material Government Rules applicable to such Loan Party.
4.5    Legality and Enforceability. Assuming due execution and delivery thereof by each other party thereto, each Finance Document to which a Loan Party is a party constitutes or, when executed and delivered by such Loan Party and all other parties to the relevant Finance Document, will constitute, the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable
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bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (b) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.
4.6    Environmental Matters. As of the Financial Close, except as set forth in Schedule 4.6 or as could not reasonably be expected to result in a Material Adverse Effect, each Loan Party, the P1 Project Company, and the P1 Project are, and have been, in compliance with all applicable Environmental Laws.
4.7    Security. The Security Documents that have been delivered on or prior to the date this representation is made are effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien on and security interest in all of the Collateral purported to be covered thereby (subject to Permitted Liens and any exceptions permitted under the Security Documents).
4.8    Event of Default. No Default or Event of Default has occurred and is continuing; provided, that, for purposes of this Section 4.8, no “Default” under and as defined in any P1 Financing Document shall constitute a Default hereunder.
4.9    No Breach. The execution by each Loan Party of the Finance Documents to which it is a party or the consummation of the transactions contemplated thereby or the compliance with the terms thereof does not or will not (i) conflict with or violate such Loan Party’s Organic Documents, (ii) violate any material Government Rule applicable to it where such violation could reasonably be expected to have a Material Adverse Effect, (iii) result in or create any Lien upon any of the revenues, properties or assets of such Loan Party (other than Permitted Liens), or (iv) contravene or conflict with any material agreement which is binding upon such Loan Party or any of its revenues, properties or assets, except where such contravention or conflict does not have and could not reasonably be expected to have a Material Adverse Effect.
4.10    Ownership. As of Financial Close:
(a)    (i) the Pledgor directly owns 100% of the limited liability company interests of the Borrower, (ii) the Borrower directly owns 100% of the limited liability company interests of RG Super Holdings, (iii) RG Super Holdings directly owns 100% of the limited liability company interests of RG Intermediate Super Holdings, (iv) RG Intermediate Super Holdings directly owns 100% of the Class A Units of RG Intermediate Holdings, (v) RG Intermediate Holdings directly owns 100% of the limited liability company interests of RG Holdings, and (vi) RG Holdings directly owns 100% of the limited liability company interests of the P1 Project Company;
(b)    there are no call options, purchase options or similar rights of any Person in respect of such Equity Interests described in paragraph (a) above other than as set forth in the P1 Financing Documents or the Organic Documents of such Person.
4.11    Litigation
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. As of Financial Close, except as set forth in Schedule 4.11, there is no pending, or to the Borrower’s Knowledge, threatened in writing, litigation, investigation, action or proceeding, of or before any court, arbitrator or Government Authority which has a reasonable likelihood of being adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
4.12    Permitted Business. As of Financial Close, no Loan Party has engaged in any business activity other than the Permitted Business.
4.13    Accuracy of Disclosure. Except as otherwise disclosed by the Borrower in writing on or prior to Financial Close, neither this Agreement nor any Finance Document nor any reports, financial statements, certificates or other written information furnished to the Lenders by or on behalf of the Borrower in connection with the negotiation of, and the extension of credit under the Finance Documents or delivered to the Lenders or the Administrative Agent (or their respective counsel), when taken as a whole, contains, as of Financial Close, any untrue statement of a material fact pertaining to any Loan Party or the P1 Project, or omits to state a material fact pertaining to any Loan Party or the P1 Project necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading, in any material respect; provided, that (a) with respect to any projected financial information, forecasts, estimates, or forward-looking information, information of a general economic or general industry nature or pro forma calculation made in the Construction Budget and Schedule, this Agreement, the Closing Date Financial Model, including with respect to the start of operations of the P1 Project, the Term Conversion Date (as defined in the CD Credit Agreement), final capital costs or operating costs of the Development (as defined in the P1 Common Terms Agreement), oil prices, Gas prices, LNG prices, electricity prices, Gas reserves, rates of production, Gas market supplies, LNG market demand, exchange rates or interest rates, rates of taxation, rates of inflation, transportation volumes or any other forecasts, projections, assumptions, estimates or pro forma calculations, the Borrower represents only that such information was based on assumptions made in good faith and believed to be reasonable at the time made in light of the legal and factual circumstances then applicable to the Borrower and the P1 Project, and the Borrower makes no representation as to the actual attainability of any projections set forth in the Closing Date Financial Model, the Construction Budget and Schedule, or any such other items listed in this clause (a) and (b) and the Borrower makes no representation with respect to any information or material provided by a consultant (except to the extent such information or material originated with the Borrower).
4.14    Tax Status; Payments of Taxes. No Loan Party is classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes and neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby shall affect such status. Each Loan Party has timely filed, or caused to be filed, all material Tax returns required by applicable Government Rule to be filed. Each Loan Party has paid, or caused to be paid, (a) all Taxes shown to be due and payable on such Tax returns or on any material assessments made against such Loan Party or any of its property and (b) all material Taxes imposed on such Loan Party or its property by any Government Authority (other than Taxes the payment of which are not yet due, giving effect to
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any applicable extensions or the permitted period for payment prior to the Tax becoming delinquent or incurring interest or penalties, or which are being Contested), and no tax Liens (other than Permitted Liens) have been filed and no material actions, suits, proceedings, investigations, audits, or claims are being asserted with respect to any such Taxes (other than claims which are being Contested).
4.15    Financial Statements. The most recent financial statements of the Pledgor furnished to the Administrative Agent pursuant to Section 5.1(b), were prepared in accordance with GAAP and fairly present, in all material respects in each case, its financial condition as at the date thereof, subject to the qualifications noted therein and subject in the case of any such interim or unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure.
4.16    Sanctions.
(a)    As of Financial Close, neither the making of any Loans nor the use of proceeds of any Loan by the Loan Parties will violate or cause any violation by any Person of applicable Sanctions Regulations.
(b)    None of the Loan Parties, nor any director, officer, or to the knowledge of the Borrower, employee or agent of any of the foregoing, is a Restricted Person.
(c)    Each Loan Party has instituted and maintains policies and procedures, including appropriate controls, reasonably designed to promote compliance by such Loan Party and its and their directors, officers, employees, and authorized agents with Sanctions Regulations.
4.17    Investment Company Act. No Loan Party is and after giving effect to the transactions contemplated hereby will be, an “investment company” required to be registered under the Investment Company Act of 1940.
4.18    Margin Regulations. No Loan Party is engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined or used in Regulations T, U or X of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder) and no part of the proceeds of the Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or otherwise in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, or any regulations substituted therefore, as from time to time in effect.
4.19    Solvency. As of Financial Close, the Loan Parties, on a consolidated basis, are, and immediately after the incurrence of Indebtedness hereunder on Financial Close, will be, Solvent.
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4.20    ERISA/Employee Matters.
(a)    Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from Federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service, and, to the Borrower’s Knowledge, nothing has occurred that would cause the loss of such tax-qualified status.
(b)    There are no pending or, to the Borrower’s Knowledge, threatened claims, actions or lawsuits, or action by any Government Authority, with respect to any Plan that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(c)    No ERISA Event has occurred, and the Borrower is not aware of any fact, event or circumstance that, individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(d)    The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by a material amount. As of the most recent valuation date for each Multiemployer Plan, the potential liability of each Loan Party or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans is zero.
(e)    No Subsidiary Guarantor employs any current or former employees. No Subsidiary Guarantor sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to, or any liability under, any Plan, Pension Plan or Multiemployer Plan. Without limiting the generality of the foregoing, no Loan Party or any ERISA Affiliate sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or liability under any Pension Plan or Multiemployer Plan.
4.21    Ranking. Other than with respect to Indebtedness referred to in clause (c) of the definition of Permitted Indebtedness (solely in respect of assets financed by such Indebtedness),
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the Finance Documents and the obligations evidenced thereby (a) are and will at all times be direct and unconditional general obligations of the Borrower, (b) rank and will at all times rank in right of payment and otherwise at least pari passu with all unsecured obligations of the Borrower, and (c) are and at all times will be senior in right of payment to all other Indebtedness of the Borrower whether now existing or hereafter outstanding.
4.22    AML Laws, Anti-Terrorism Laws, and Anti-Corruption Laws.
(a)    None of the Loan Parties, or, to the Borrower’s Knowledge, any director, officer or employee of any Loan Party (i) is in violation of any Anti-Terrorism Laws or AML Laws, (ii) is in violation of any Anti-Corruption Laws, or (iii) to the Borrower’s Knowledge, has taken any action directly or indirectly that the Borrower reasonably believes gives rise to circumstances presently in existence that could constitute a violation of any Anti-Corruption Laws or Anti-Terrorism Laws or AML Laws.
(b)    The Borrower has instituted and maintains policies and procedures, including appropriate controls, reasonably designed to promote compliance by the Borrower and the Loan Parties, and its and their directors, officers, employees, and authorized agents with Anti-Corruption Laws and Anti-Terrorism Laws and AML Laws (to the extent applicable).
4.23    Transactions with Affiliates. As of Financial Close, other than as set forth on Schedule 4.23, no Loan Party is a party to any material contract or agreement that is not in compliance with Section 6.8.
4.24    No Material Adverse Effect. Since the date of the most recent financial statements delivered to the Administrative Agent pursuant to Section 3.1(j), no event, circumstance or condition has occurred and is continuing that has had or would reasonably be expected to have a Material Adverse Effect.
ARTICLE 5.
AFFIRMATIVE COVENANTS
Each Loan Party covenants and agrees as follows, until the Discharge Date:
5.1    Information and Related Covenants. The Borrower shall furnish to the Administrative Agent:
(a)    Notice of Certain Occurrences, Etc.
(i)    Forthwith upon becoming aware of them, written notice, including reasonable details, of:
(A)    any event which constitutes a Default or Event of Default (and the Administrative Agent shall promptly provide any such notice to the Lenders);
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(B)    any event specific to a Credit Party, the P1 Project Company, or the P1 Project which is reasonably likely to have a Material Adverse Effect;
(C)    all other events or circumstances for which notice is required to be delivered under Section 10.2 (Notice of Defaults, Events of Default and Other Events) of the CD Credit Agreement;
(D)    all reports and notices delivered to the P1 Intercreditor Agent pursuant to Section 6.2 (Notice of CTA Default, CTA Event of Default, and Other Events) of the P1 Common Terms Agreement; and
(E)    the incurrence of any Indebtedness for borrowed money permitted under Section 6.2(g), including a summary of the terms of such Indebtedness.
(b)    Financial Statements.
(i)    Annual Audited Financial Statements. As soon as available, but in any event within 120 days after the end of the Fiscal Year in which Financial Close occurs and each Fiscal Year thereafter, the Borrower shall deliver to the Administrative Agent a compliance certificate in the form attached as Exhibit A and the audited consolidated statements of income, member’s equity and cash flows of the Pledgor for such year and the related audited balance sheets as at the end of such Fiscal Year, and accompanied by an opinion of Grant Thornton LLP or other independent certified public accountants of recognized national standing, which opinion shall state that such financial statements fairly present in all material respects the financial condition and results of operations of the Pledgor as at the end of, and for, such Fiscal Year on a consolidated basis in accordance with GAAP.
(ii)    Quarterly Financial Statements. As soon as available, but in any event within sixty days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Borrower shall deliver to the Administrative Agent (i) unaudited consolidated financial statements (including cash flow statements) of the Pledgor for such quarter and (ii) a certificate of an Authorized Officer of the Borrower, which certificate shall state that such financial statements fairly represent the financial condition and results of operations of the Pledgor, in accordance with GAAP, subject in the case of any such interim or unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure.
(iii)    Any information required to be delivered pursuant to this Section 5.1(b) shall be deemed to have been delivered to the Administrative Agent on the date that such information has been posted (and is publicly available) on the Borrower’s (or its direct or indirect parent’s) website on the
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Internet (which website is located as of the date of Financial Close at https://www.next-decade.com/) or on the SEC website accessible through http://www.sec.gov/edgar (or any successor webpage of the SEC thereto).
(c)    P1 Project Reporting. As soon as available, the Borrower shall deliver to the Administrative Agent all financial statements, certifications and reports required to be delivered by the P1 Project Company pursuant to Article 10 of the CD Credit Agreement (Reporting Covenants) other than Section 10.2 (Notice of Defaults, Events of Default and Other Events) of the CD Credit Agreement.
(d)    Know-Your-Customer Documentation. As soon as practicable and in any event within five Business Days after the Borrower’s Knowledge thereof, the Borrower shall deliver to the Administrative Agent, written notice of any change in ultimate beneficial ownership information of Borrower required to be provided in the Beneficial Ownership Certification (or any updates thereto) most recently delivered to the Administrative Agent.
(e)    Certain Arrangements.  Other than any Bank Fee Letters (as defined in the CD Credit Agreement) and any agreement to which MUFG Bank, Ltd. is a party, concurrently with the execution thereof by the relevant Loan Party or the P1 Project Company, the Borrower shall deliver to the Administrative Agent a certificate attaching a copy of, or otherwise summarizing in reasonable details, any engagement letter, mandate letter, or other letter agreement, side letter, written communication or other similar instrument by which any Loan Party or the P1 Project Company agrees to pay, assume liability for, or guarantee any arranging fees, underwriting fees, credit accommodation fees, commissions, original issue discounts, premia, costs, or expenses, and any indemnity or reimbursement obligation or guarantee against any taxes, losses, costs or expenses, in each case associated with any debt or equity raise by the P1 Project Company and that is not otherwise explicitly set forth in the governing document(s) of such debt or Equity Interests that are otherwise provided to the Administrative Agent under any provision of this Agreement.
(f)    T4 Expansion. Concurrently with the Borrower or any Affiliate thereof taking such decision, the Borrower shall provide the Administrative Agent with evidence of a final investment decision with respect to the T4 Expansion.
(g)    Other Information. As soon as reasonably practicable, such other information in relation to the business, financial, legal or corporate affairs of the Loan Parties or compliance with the terms of the Finance Documents as may be reasonably requested from time to time by the Administrative Agent (including copies of any applicable notices given to any Credit Party as a requirement of applicable Government Rule).
5.2    Legal Existence. Except as permitted by Section 6.5, each Loan Party shall preserve and maintain its legal existence, legal form and the power and authority to conduct its business.
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5.3    Further Assurances in Respect of Collateral. Each Loan Party will, at its own expense, promptly perform or cause to be performed any and all acts (including payment of applicable registration or filing fees) and execute or cause to be executed any and all documents (including UCC financing statements and UCC continuation statements) (a) as are required under the provisions of the UCC or any other Government Rule to maintain in favor of the Collateral Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with all applicable Government Rules for the purposes of perfecting, preserving and continuing the perfection of the first priority Lien (subject to Permitted Liens) created, or purported to be created, in favor of the Collateral Agent and the Secured Parties under any Security Document, (b) as are required or reasonably requested for the purposes of ensuring the validity, enforceability and legality of any Security Document, and the rights of the Collateral Agent and the Secured Parties thereunder, (c) as are required or reasonably requested by the Collateral Agent for the purposes of enabling or facilitating the proper exercise of the rights and powers granted to the Collateral Agent and the Secured Parties under any Security Document and the other Security Documents, (d) as are reasonably requested by the Collateral Agent (at the direction of the Administrative Agent) to carry out the intent of, and transactions contemplated by, the Security Documents, (e) otherwise to maintain and preserve the Liens created, or purported to be created, by the Security Documents and the priority of such Liens, and (f) to discharge at the Borrower’s cost and expense any Lien (other than Permitted Liens) on the Collateral.
5.4    Books, Records and Inspections; Accounting and Audit Matters. Each Loan Party shall keep proper books of record in accordance with GAAP in all material respects and permit representatives and advisors of the Administrative Agent, upon reasonable notice, no more than twice per calendar year (unless an Event of Default has occurred and is continuing), to examine, excerpts from its books, records and documents and to make copies thereof, all at such times during normal business hours as such representatives may reasonably request upon thirty days’ advance notice.
5.5    Compliance with Applicable Government Rule; Taxes.
(a)    Each Loan Party shall:
(i)    comply in all material respects with all material Government Rules applicable to such Loan Party;
(ii)    pay and discharge (or caused to be paid and discharged), before the same shall become delinquent, after giving effect to any applicable extensions, all Taxes imposed on the Loan Parties or their respective Properties unless such Taxes are subject to a Contest and such Contest, if adversely determined, could not reasonably be expected to have a Material Adverse Effect; and
(iii)    comply in all material respects with Sanctions Regulations.
(b)    If it obtains Borrower’s Knowledge or receives any written notice that any Loan Party, or any Person holding a legal or beneficial interest therein (whether directly
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or indirectly) is or becomes a Restricted Person (such occurrence, a “Sanctions Violation”), the Borrower shall within a reasonable time (i) give written notice to the Administrative Agent of such Sanctions Violation and (ii) comply with all applicable Sanctions Regulations with respect to such Sanctions Violation (regardless of whether the party included on the Sanctions List is located within the jurisdiction of the United States), and the Borrower hereby authorizes and consents to the Administrative Agent taking any and all steps the Administrative Agent deems necessary, in its sole discretion, to comply with all applicable Sanctions Regulations with respect to any such Sanctions Violation, including the “freezing” or “blocking” of assets and reporting such action to the applicable Sanctions Authority.
5.6    Use of Proceeds.
(a)    The Borrower will use the proceeds of the Revolving Loans only for (i) general corporate purposes and working capital requirements of the Borrower and its Subsidiaries, including development costs, transaction fees and expenses, and Interest Obligations hereunder and (ii) the making of Permitted Payments. For the avoidance of doubt, general corporate purposes and working capital requirements of the Borrower and its Subsidiaries shall not include the procurement, construction, installation, testing, completion, ownership, operation and maintenance of any carbon capture and sequestration facilities or operations unless such facilities or operations are, or are intended to form, part of the Rio Grande Facility but shall include the design, engineering, and development of any such facilities or operations.
(b)    The Borrower will use the proceeds of the Interest Loans for payment of Interest Obligations, fees, and expenses due and payable under the Finance Documents.
(c)    The proceeds of the Loans will not be used by any of the Loan Parties, directly or knowingly indirectly, in violation of any Anti-Corruption Laws or Anti-Terrorism Laws and AML Laws (to the extent applicable), including through the making of any bribe or unlawful payment.
5.7    Distributions.
(a)    RG Intermediate Super Holdings shall cause all distributions received from Rio Grande LNG Intermediate Holdings, LLC to be distributed to RG Super Holdings.
(b)    RG Super Holdings shall cause all distributions received from RG Intermediate Super Holdings to be distributed to the Borrower.
(c)    The Borrower shall cause all distributions from RG Super Holdings received by the Borrower to be deposited into the RP Account.
5.8    Subsidiaries
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. In the event that any Person becomes a Subsidiary of the Borrower (other than any Excluded Subsidiary) after the date hereof, the Borrower will, either (a) within thirty Business Days of such Subsidiary’s formation or creation (or such longer period as agreed by the Administrative Agent) or (b) within thirty days of the end of the Fiscal Quarter in which such Subsidiary was formed or created, cause such Subsidiary to become a Subsidiary Guarantor hereunder and a “Grantor” under the Security and Depositary Agreement by executing and delivering to the Administrative Agent and the Collateral Agent a joinder to this Agreement and the Security and Depositary Agreement substantially in the form attached hereto as Exhibit G with such changes or modification reasonably acceptable to the Administrative Agent. The Borrower shall take, or shall cause such Subsidiary Guarantor to take, all of the actions necessary to grant and to perfect a first priority Lien (subject to Permitted Liens) in favor of the Collateral Agent, for the benefit of the Secured Parties, under the Security and Depositary Agreement in 100% of the Equity Interests of such Subsidiary Guarantor held by a Loan Party to the extent such Equity Interests are required to be so pledged by the Security and Depositary Agreement.
5.9    ERISA. No Subsidiary Guarantor shall employ any employees. Each Subsidiary Guarantor shall ensure that it does not sponsor, administer, contribute to, participate in, or have any obligation to contribute to, or any liability under any Plan, Pension Plan or Multiemployer Plan. The Borrower shall ensure that it does not sponsor, administer, contribute to, participate in, or have any obligation to contribute to, or any liability under any Pension Plan or Multiemployer Plan, without the prior written consent of the Lenders, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, the Loan Parties shall ensure that no ERISA Affiliate of any Loan Party has control sponsors, administers, contributes to, participates in, or has any obligation to contribute to, or any liability under any Pension Plan or Multiemployer Plan.
5.10    Compliance with P1 Financing Documents. Each Loan Party shall, to the extent of its Loan Party Power, cause the P1 Project Company to comply with each of its affirmative and negative covenants in the P1 Financing Documents.

ARTICLE 6.
NEGATIVE COVENANTS
Each Loan Party covenants and agrees as follows, until the Discharge Date:
6.1    Other Business.
(a)    The Borrower shall not engage in any business or activity other than the Permitted Business.
(b)    RG Super Holdings shall not engage in any business or activity other than (i) the ownership of RG Intermediate Super Holdings and (ii) the transactions contemplated hereby.
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(c)    RG Intermediate Super Holdings shall not engage in any business or activity other than (i) the partial ownership of Rio Grande LNG Intermediate Holdings, LLC and (ii) the transactions contemplated hereby.
6.2    Indebtedness. No Loan Party shall contract, create, incur, become liable for, assume or permit to subsist any Indebtedness except for the following (each such category listed below, “Permitted Indebtedness”) such that no Indebtedness counted under a category shall be counted under any other category:
(a)    Indebtedness under the Finance Documents and any Permitted Interest Rate Swap Agreement;
(b)    to the extent constituting Indebtedness, indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;
(c)    purchase money Indebtedness of the Loan Parties in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to this clause (c), not in excess of $2,000,000 at any time outstanding;
(d)    trade or other similar Indebtedness incurred in the ordinary course of business, which is (i) not more than ninety days past due or (ii) being contested in good faith and by appropriate proceedings;
(e)    contingent liabilities incurred in the ordinary course of business, including the acquisition or sale of goods, services, supplies or merchandise in the ordinary course of business, and the endorsement of negotiable instruments received in the ordinary course of business;
(f)    Indebtedness of the Borrower with respect to workers’ compensation claims incurred in the ordinary course of business;
(g)    to the extent constituting Indebtedness, obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, indemnification obligations, obligations to pay insurance premiums, in each case incurred in the ordinary course of business;
(h)    to the extent constituting Indebtedness, any obligations under any Project Documents (as defined in the CD Credit Agreement) to which a Loan Party is party as of the date hereof;
(i)    Indebtedness in respect of (i) any cash collateralized letters of credit, and (ii) bankers’ acceptance, warehouse receipt or similar facilities entered into in the ordinary course of business and not in excess of $2,000,000 in the aggregate for all such facilities under this clause (ii) at any time outstanding;
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(j)    Indebtedness in respect of netting services and/or overdraft protections in connection with deposit accounts;
(k)    prior to the P2 FID Date, contracting for (but not the incurrence of) the P2 Debt Financing under the P2 Financing Documents;
(l)    prior to the P2 FID Date, contracting for (but not the incurrence of) any P2 Sponsor Financing under the P2 Sponsor Financing Documents; and
(m)    other unsecured Indebtedness of the Borrower in an aggregate principal amount not exceeding $2,000,000 at any time outstanding.
6.3    Liens. No Loan Party shall create, incur, assume, suffer to occur or permit to subsist any Lien upon or with respect to any of its property, revenues or assets (real, personal or mixed, tangible or intangible) whether now owned or hereafter acquired, except for the following (each, a “Permitted Lien”):
(a)    Liens created under the Finance Documents or otherwise in favor of the Collateral Agent for the benefit of the Secured Parties and, subject to the requirement of Section 6.2(a), any counterparty to a secured Permitted Interest Rate Swap Agreement, in connection with the transactions contemplated by the Finance Documents;
(b)    statutory liens for sums not yet delinquent or which statutory liens are being contested in good faith;
(c)    Liens securing Taxes that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which such Loan Party has established appropriate reserves and liens for customs duties that have been deferred in accordance with the laws of any applicable jurisdiction;
(d)    pledges or deposits of cash or letters of credit to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds (including any bonds permitted under an engineering, procurement and construction contract);
(e)    liens securing Indebtedness incurred in compliance with (and subject to the limits of) Section 6.2(c); provided, that the property encumbered by such liens is limited solely to the property purchased by such Indebtedness;
(f)    (i) servitudes, easements, rights of way, encroachments, rights to use the surface to extract or develop minerals or other subsurface substances, and other similar encumbrances granted in the ordinary course of business and (ii) zoning restrictions, licenses and restrictions on the use of property or encumbrances or imperfections in title, in each case which do not materially impair such property for the purpose for which the Loan Party’s interest therein was acquired;
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(g)    Mechanics’ Liens, Liens of lessors and sublessors and similar Liens incurred in the ordinary course of business for sums which are not overdue or the payment of which is subject to a good faith contest;
(h)    legal or equitable encumbrances (other than any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment) deemed to exist by reason of the existence of any pending litigation or other legal proceeding if the same is effectively stayed or the claims secured thereby are subject to a good faith contest;
(i)    judgment Liens securing judgments not constituting an Event of Default under Article 7;
(j)    contractual or statutory rights of set-off (including netting) that could not reasonably be expected to cause a Material Adverse Effect;
(k)    pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;
(l)    deposits (i) to secure reimbursement or indemnification obligations in respect of cash collateralized letters of credit, (ii) in respect of cash collateralized letters of credit put in place by the Borrower and payable to suppliers, transporters, service providers, insurers or landlords in the ordinary course of business, or (iii) to establish a corporate credit card program;
(m)    Permitted Priority Liens;
(n)    non-exclusive licenses, covenants not to sue, releases, waivers or other rights under intellectual property, in each case, granted in the ordinary course of business;
(o)    Liens incurred in connection with any P2 Sponsor Financing upon the incurrence of Indebtedness thereunder subject to the occurrence of the P2 FID Date; and
(p)    any Liens pursuant to the P2 Financing Documents.
6.4    Disposal of Certain Assets. No Loan Party shall sell, lease, transfer or otherwise dispose of any Property, except:
(a)    any Permitted Payments and any other Distributions permitted by Section 6.10;
(b)    sales, leases, licenses or subleases, transfers or other dispositions of real or personal Property (A) granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower, taken as a whole, (B) that are obsolete, damaged, worn out, surplus or not used or useful in the business of the Loan
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Parties, or (C) in accordance with any Project Documents (as defined in the P1 Common Terms Agreement) to which a Loan Party is party as of the date hereof;
(c)    the liquidation, sale or use of Cash Equivalents;
(d)    sales or discounts without recourse (other than customary representations and warranties) of accounts receivable arising in the ordinary course of business in connection with the compromise, collection or other disposition thereof;
(e)    any Loan Party may make any asset disposition to any other Loan Party;
(f)    transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Government Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;
(g)    dispositions of assets to any P2 Project Entity or in connection with any Other Expansion; and
(h)    partial dispositions of Equity Interests in the P2 Project Entities, provided, that the net cash proceeds received in connection with any such partial disposition shall be used to prepay and permanently cancel Commitments.
Except as expressly permitted pursuant to Sections 6.5, 6.4(e), 6.4(g) and 6.4(h), no other provision of this Section 6.4 (or any other provision of this Agreement) will permit directly or indirectly the sale, lease, transfer or other disposition of (x) any Equity Interests in any of the Loan Parties or (y) the Equity Interests owned by any Loan Party in RG Intermediate Holdings except pursuant to adjustment in accordance with the limited liability company agreement of RG Intermediate Holdings.
6.5    Consolidation; Merger; Fundamental Changes. No Loan Party shall (a) enter into any consolidation, amalgamation, demerger, or merger with any other Person (unless (i) the resulting Person is also a Loan Party or (ii) with respect to the P2 Project Entities in connection with the T4 Expansion), (b) wind up, liquidate or dissolve or take any action that would (or fail to take any action where such failure would) result in the liquidation or dissolution of such Loan Party, (c) change its legal form or (d) amend or modify its Organic Documents in a manner that would (i) cause a Material Adverse Effect, (ii) adversely (A) modify the allocation of Available Cash Flow (under, and as defined in, the RG Intermediate Holdings LLC Agreement) from RG Intermediate Holdings to RG Intermediate Super Holdings, (B) modify the definition of “Available Cash Flow” under the RG Intermediate Holdings LLC Agreement, (C) restrict the making of distributions of cash to the extent that such cash is actually available for distribution by any Loan Party absent such restriction, (iii) change the timing of any distribution of available cash by any Person to any Loan Party to delay such distribution to the extent that such cash is actually available for distribution by any Loan Party absent such change, (iv) reduce or permit the reduction of the amount of Contracted Revenues projected to be received by the P1 Project
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Company under any P1 Designated Offtake Agreement over the term of such P1 Designated Offtake Agreement, (v) waive, amend, or otherwise modify Section 8.5 (Maintenance of Credit Agreement Designated Offtake Agreements; LNG Sales Mandatory Prepayment) of the CD Credit Agreement in a manner that would adversely impact the amount of cash available for distribution by any Loan Party (after taking into account any prepayment of the amounts payable under the P1 Financing Documents) or (vi) otherwise adversely impact the Present Value of distributions from Contracted Revenues that would be received by any Loan Party but for such amendment, modification, supplement, waiver, or termination of such Organic Document (provided, that, for purposes of determining the impact on the Present Value of distributions from Contracted Revenues for purposes of this subpart (vi), such impact shall be determined by comparing (x) the Present Value of the distributions from Contracted Revenues for each period on and after the projected Term Conversion Date (as of the date of Closing) that would be made under the Closing Date Financial Model (as of the date of Closing) without giving effect to such amendment, modification, supplement, waiver, or termination with (y) the Present Value of the distributions from Contracted Revenues for each period on and after the projected Term Conversion Date (as of the date of determination) that would be made under the Closing Date Financial Model (as of the date of Closing and without adjusting the Closing Date Financial Model for any intervening events, facts, or circumstances other than to adjust the projected Term Conversion Date and the dates upon which Contracted Revenues are projected to be received as a result thereof) after giving full effect to such amendment, modification, supplement, waiver, or termination).
6.6    Investments. No Loan Party shall make and will not instruct any relevant Person to make any Investments (other than the Guaranty provided by the Subsidiary Guarantors under the terms of this Agreement) in any Person except (a) obligations to fund amounts directly or indirectly to the P1 Project Company, any P2 Project Company or P2 Project Entity, (b) to acquire and directly or indirectly hold Equity Interests in any Subsidiary permitted by the terms of Section 6.7, and (c) obligations to fund amounts directly or indirectly to any Excluded Subsidiary that is not in excess of $1,000,000 individually or $5,000,000 in the aggregate for all Excluded Subsidiaries, in each case, in any single calendar year, unless such Investments are made with proceeds of equity contributions by the Pledgor or equity capital raise by the Borrower.
6.7    Subsidiaries. The Borrower will not form, own or have any Subsidiaries or otherwise own beneficially an ownership interest in any Person other than the Subsidiary Guarantors, the P1 Project Company, the P1 Project Company’s Subsidiaries, the P2 Project Entities, and other Excluded Subsidiaries.
6.8    Transactions with Affiliates.
(a)    Other than the agreements forth on Schedule 4.23, no Loan Party shall directly or indirectly, enter into any material Affiliate Transaction involving aggregate payments or consideration with respect to a single transaction or a series of related transactions, in excess of $1,000,000 per year except: (i) (A) the Project Documents (as defined in the P1 Common Terms Agreement) in existence on the date of Financial
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Close, (B) any Affiliate Transactions required or contemplated by such Project Documents, and (C) any amendments to or replacements of such contracts, agreements or understandings referenced in this clause (i); (ii) to the extent required by Government Rules or Government Approvals; (iii) upon terms no less favorable to the applicable Loan Party than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate (based on then-current market conditions for transactions of a similar nature and duration and taking into account such factors as the characteristics of the goods and services, the market for such goods and services (including any applicable regulatory conditions), tax effects of the transaction, the location of the P1 Project and the counterparties), or, if no comparable arm’s-length transaction with a Person that is not an Affiliate is available, then on terms determined by the Borrower to be fair and reasonable; (iv) any officer or director indemnification agreement or any similar arrangement entered into by a Loan Party in the ordinary course of business and payments pursuant thereto; (v) Distributions made in accordance with the Finance Documents; and (vi) transactions with or among the P2 Project Entities.
(b)    No Loan Party shall agree, authorize or otherwise consent to any proposed settlement, resolution or compromise of any litigation, arbitration or other dispute with any Affiliate with a liability of in excess of $250,000 in any Fiscal Year or $500,000 in the aggregate without the prior written authorization of the Majority Lenders.
6.9    Equity Issuance. No Loan Party shall issue any limited liability company or beneficial interests or any other security convertible into any limited liability company or beneficial interests in such Loan Party’s capital to any Person other than to the Pledgor or another Loan Party and where such limited liability company interests, securities or other interests have been pledged to the Secured Parties.
6.10    Distributions. The Borrower shall not, directly or indirectly, declare or make any Distributions other than Permitted Payments and Distributions of any proceeds of Extraordinary Distributions (as defined in the P1 Common Terms Agreement) to reimburse the Pledgor.
6.11    Sale and Lease Backs. No Loan Party shall directly or indirectly become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or capital lease obligations of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which such Loan Party has sold or transferred or is to sell or transfer to any other Person (other than the Borrower) or (ii) which such Loan Party intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than the Borrower).
6.12    Accounting Changes. No Loan Party shall change its Fiscal Year without the prior written consent of the Administrative Agent. No Loan Party shall change its accounting or financial reporting policies other than as permitted in accordance with GAAP.
6.13    Tax Status. No Loan Party shall take any affirmative action, nor consent to or permit any action (including the filing of an Internal Revenue Service Form 8832 electing to be
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classified as an association taxable as a corporation), which would cause such Loan Party to be treated as other than a disregarded entity or a partnership for U.S. federal income tax purposes.
6.14    P1 Financing Documents; Payments by P1 Project Company; RG Intermediate Holdings. Subject to the Loan Party Power:
(a)    no Loan Party shall, directly or indirectly, cause the P1 Project Company to amend, modify, supplement, waive or terminate, or consent to the amendment, modification, supplement, waiver or termination of, any provision of any P1 Financing Document in a manner that would (i) cause a Material Adverse Effect, (ii) adversely (A) modify the allocation of Available Cash Flow (under, and as defined in, the RG Intermediate Holdings LLC Agreement) from RG Intermediate Holdings to RG Intermediate Super Holdings, (B) modify the definition of “Available Cash Flow” under the RG Intermediate Holdings LLC Agreement, (C) restrict the making of distributions of cash to the extent that such cash is actually available for distribution by the P1 Project Company or any Loan Party absent such restriction, (iii) change the timing of any distribution of available cash by the P1 Project Company or any Person to any Loan Party to delay such distribution to the extent that such cash is actually available for distribution by the P1 Project Company or any Loan Party absent such change, (iv) reduce or permit the reduction of the amount of Contracted Revenues projected to be received by the P1 Project Company under any P1 Designated Offtake Agreement over the term of such P1 Designated Offtake Agreement, (v) waive, amend, or otherwise modify Section 8.5 (Maintenance of Credit Agreement Designated Offtake Agreements; LNG Sales Mandatory Prepayment) of the CD Credit Agreement in a manner that would adversely impact the amount of cash available for distribution by the P1 Project Company or any Loan Party (after taking into account any prepayment of the amounts payable under the P1 Financing Documents), or (vi) otherwise adversely impact the Present Value of distributions from Contracted Revenues that would be received by any Loan Party but for such amendment, modification, supplement, waiver, or termination of such P1 Financing Document (provided, that, for purposes of determining the impact on the Present Value of distributions from Contracted Revenues for purposes of this subpart (vi), such impact shall be determined by comparing (x) the Present Value of the distributions from Contracted Revenues for each period on and after the projected Term Conversion Date (as of the date of Closing) that would be made under the Closing Date Financial Model (as of the date of Closing) without giving effect to such amendment, modification, supplement, waiver, or termination with (y) the Present Value of the distributions from Contracted Revenues for each period on and after the projected Term Conversion Date (as of the date of determination) that would be made under the Closing Date Financial Model (as of the date of Closing and without adjusting the Closing Date Financial Model for any intervening events, facts, or circumstances other than to adjust the projected Term Conversion Date and the dates upon which Contracted Revenues are projected to be received as a result thereof) after giving full effect to such amendment, modification, supplement, waiver, or termination);
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(b)    No Loan Party shall, directly or indirectly, cause the P1 Project Company to amend, modify, supplement, waive or terminate or consent to the amendment, modification, supplement, waiver or termination of any provision of any P1 Material Project Document in a manner that would (i) cause a Material Adverse Effect, (ii) adversely (A) modify the allocation of Available Cash Flow (under, and as defined in, the RG Intermediate Holdings LLC Agreement) from RG Intermediate Holdings to RG Intermediate Super Holdings, (B) modify the definition of “Available Cash Flow” under the RG Intermediate Holdings LLC Agreement, (C) restrict the making of distributions of cash to the extent that such cash is actually available for distribution by the P1 Project Company or any Loan Party absent such restriction, (iii) change the timing of any distribution of available cash by the P1 Project Company or any Person to any Loan Party to delay such distribution to the extent that such cash is actually available for distribution by the P1 Project Company or any Loan Party absent such change, (iv) reduce or permit the reduction of the amount of Contracted Revenues projected to be received by the P1 Project Company under any P1 Designated Offtake Agreement over the term of such P1 Designated Offtake Agreement, (v) waive, amend, or otherwise modify Section 8.5 (Maintenance of Credit Agreement Designated Offtake Agreements; LNG Sales Mandatory Prepayment) of the CD Credit Agreement in a manner that would adversely impact the amount of cash available for distribution by the P1 Project Company or any Loan Party (after taking into account any prepayment of the amounts payable under the P1 Financing Documents) or (vi) otherwise adversely impact the Present Value of distributions from Contracted Revenues that would be received by any Loan Party but for such amendment, modification, supplement, waiver, or termination of such P1 Material Project Document (provided, that, for purposes of determining the impact on the Present Value of distributions from Contracted Revenues for purposes of this subpart (vi), such impact shall be determined by comparing (x) the Present Value of the distributions from Contracted Revenues for each period on and after the projected Term Conversion Date (as of the date of Closing) that would be made under the Closing Date Financial Model (as of the date of Closing) without giving effect to such amendment, modification, supplement, waiver, or termination with (y) the Present Value of the distributions from Contracted Revenues for each period on and after the projected Term Conversion Date (as of the date of determination) that would be made under the Closing Date Financial Model (as of the date of Closing and without adjusting the Closing Date Financial Model for any intervening events, facts, or circumstances other than to adjust the projected Term Conversion Date and the dates upon which Contracted Revenues are projected to be received as a result thereof) after giving full effect to such amendment, modification, supplement, waiver, or termination);
(c)    no Loan Party shall cause the P1 Project Company to make or permit any optional prepayment of the Construction/Term Loans under, and as defined in, the CD Credit Agreement.
(d)    RG Intermediate Super Holdings shall not vote its Class A Units in any manner that would (i) allow for RG Intermediate Holdings to incur Indebtedness or (ii) allow for any termination, amendment, modification, supplement or waiver of any
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provision of the RG Intermediate Holdings LLC Agreement in a manner that would (A) cause a Material Adverse Effect, (B) adversely (1) modify the allocation of Available Cash Flow (under, and as defined in, the RG Intermediate Holdings LLC Agreement) from RG Intermediate Holdings to RG Intermediate Super Holdings, (2) modify the definition of “Available Cash Flow” under the RG Intermediate Holdings LLC Agreement, (3) restrict the making of distributions of cash to the extent that such cash is actually available for distribution by any Loan Party absent such restriction, (C) change the timing of any distribution of available cash by any Person to any Loan Party to delay such distribution to the extent that such cash is actually available for distribution by any Loan Party absent such change, (D) reduce or permit the reduction of the amount of Contracted Revenues projected to be received by the P1 Project Company under any P1 Designated Offtake Agreement over the term of such P1 Designated Offtake Agreement, (v) waive, amend, or otherwise modify Section 8.5 (Maintenance of Credit Agreement Designated Offtake Agreements; LNG Sales Mandatory Prepayment) of the CD Credit Agreement in a manner that would adversely impact the amount of cash available for distribution by the P1 Project Company or any Loan Party (after taking into account any prepayment of the amounts payable under the P1 Financing Documents) or (E) otherwise adversely impact the Present Value of distributions from Contracted Revenues that would be received by any Loan Party but for such amendment, modification, supplement, waiver, or termination of the RG Intermediate Holdings LLC Agreement (provided, that, for purposes of determining the impact on the Present Value of distributions from Contracted Revenues for purposes of this subpart (E), such impact shall be determined by comparing (x) the Present Value of the distributions from Contracted Revenues for each period on and after the projected Term Conversion Date (as of the date of Closing) that would be made under the Closing Date Financial Model (as of the date of Closing) without giving effect to such amendment, modification, supplement, waiver, or termination with (y) the Present Value of the distributions from Contracted Revenues for each period on and after the projected Term Conversion Date (as of the date of determination) that would be made under the Closing Date Financial Model (as of the date of Closing and without adjusting the Closing Date Financial Model for any intervening events, facts, or circumstances other than to adjust the projected Term Conversion Date and the dates upon which Contracted Revenues are projected to be received as a result thereof) after giving full effect to such amendment, modification, supplement, waiver, or termination).
(e)    The Borrower shall comply with its obligations under, and shall not take any action, or fail to take any action, which would result in a violation or breach by the Borrower under, the RG Facility Agreements (as defined in the P1 Common Terms Agreement), in each case unless any noncompliance or action or failure to act does not result in, and could not reasonably be expected to result in, a “Default” by the P1 Project Company under and as defined in the CD Credit Agreement or give rise to a removal of the Borrower for “Cause” (as defined in the Definitions Agreement) from any of its roles under the RG Facility Agreements.
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6.15    Sanctions. Each Loan Party shall not, and shall not permit or authorize any Person to, directly or knowingly indirectly, have any investment in or engage in any dealing or transaction (including using, lending, making payments of, contributing or otherwise making available, all or any part of, the proceeds of the Loans or other transactions contemplated by this Agreement or any other P1 Financing Document), with any Person if such investment or transaction (a) involves or is for the benefit of any Restricted Person or any Sanctioned Country except to the extent permitted for a Person required to comply with Sanctions Regulations, (b) would cause any Lender or any Affiliate of such Lender to be in violation of, or the subject of, applicable Sanctions Regulations, or (c) in any other manner that could reasonably be expected to result in any Person (including any Person participating in the Loans) being in breach of any Sanctions Regulations (if any to the extent applicable to any of them) or becoming a Restricted Person.
ARTICLE 7.
EVENTS OF DEFAULT
7.1    Events of Default. Each of the specified events set forth below shall constitute an “Event of Default”:
(a)    Payments. The Borrower shall fail to pay when due (A) any principal of any Loan due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise (unless (x) such failure is caused by an administrative or technical error and (y) payment is made within three Business Days of its due date) or (B) any interest on any Loan and, in the case of this sub-clause (B), such failure shall continue unremedied for a period of three Business Days;
(b)    Representations. Any representation, warranty or certification made or deemed made by any Credit Party in any Finance Document (including in any certificate, report, financial statement or other document furnished to any Secured Party hereunder, pursuant to any Finance Document) to which such Person is a party shall have been false when made or deemed made, confirmed, or furnished, such falsity (if capable of being remedied) is not remedied within sixty days after the earlier of notice or Borrower’s Knowledge of such misrepresentation or false statement, and such falsity or any adverse effects therefrom could reasonably be expected to have a Material Adverse Effect;
(c)    Finance Document Covenants.
(i)    Any Loan Party shall default in the due performance or observance of any term, covenant or agreement contained in Sections 5.2, 5.6, or Article 6; or
(ii)    Any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement under any Finance Document (subject to any applicable cure period) (other than the Obligations otherwise identified in this Section 7.1) and such default shall continue unremedied for a period of thirty days after the earlier of (A) the Administrative Agent or any Lender giving written notice thereof and (B) Borrower’s Knowledge
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thereof; provided, that if such default is not capable of remedy within such thirty day period, such thirty day period shall be extended to a total period of 75 days so long as (x) such default is susceptible to cure and (y) such Person commences and is diligently pursuing a cure.
(d)    Involuntary Bankruptcy, Etc. An involuntary proceeding shall have been commenced against any Credit Party seeking that such Person be wound up or liquidated, adjudging such Person bankrupt or insolvent or seeking reorganization, arrangement, compromise, adjustment, protection, moratorium, relief, stay of proceedings of creditors, generally, adjustment or composition of or in respect of such Person or its debts or obligations under any applicable Government Rule or seeking the appointment of a receiver, interim receiver, receiver/manager, liquidator, assignee, trustee, sequestrator, (or other similar official) of such Person or of any substantial part of its property or other assets or the winding up or liquidation of its affairs and in any such case, the proceeding continues undismissed, unstayed or unremedied for ninety days (or, to the extent any shorter period is available under applicable Government Rule to contest or controvert any such involuntary proceeding, such proceeding continues undismissed or unremedied for such shorter period);
(e)    Voluntary Bankruptcy, Etc. The institution by any Credit Party of proceedings to be adjudicated bankrupt or insolvent or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief under any applicable Government Rule or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or debt relief under any applicable Government Rule or to the appointment of a receiver, interim receiver, receiver/manager, liquidator, assignee, trustee, sequestrator, visitor or conciliator (or other similar official) of any such Person or of any substantial part of its property or the making by it of an assignment for the benefit of creditors such Person shall generally fail to pay its debts as they fall due or an admission by it in writing of its inability or unwillingness to pay its debts generally as they become due or any other event shall have occurred which under any applicable Government Rule would have an effect analogous to any of those events listed above in this Section 7.1(e) with respect to any such Person or any action is taken by any such Person for the purpose of effecting any of the foregoing;
(f)    Indebtedness. Any Credit Party shall default in either (i) the payment of any principal or interest due under any agreement or instrument involving Indebtedness and such outstanding amount or amounts payable under any such agreement or instrument equals or exceeds, with respect to any Loan Party $2,000,000 (or the equivalent) and with respect to the Pledgor, $100,000,000 (or the equivalent) or (ii) in the performance of any obligation due under any agreement or instrument involving such amount of Indebtedness and, in the case of this clause (f) only, as a result of such default,
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the holders of the obligation concerned would be entitled to accelerate the scheduled maturity of such Indebtedness;
(g)    Final Judgments. A final judgment or judgments not capable of further appeal for the payment of money in respect of any Loan Party, in excess of $2,000,000 in the aggregate (net of insurance proceeds which are reasonably expected to be paid), shall be rendered by one or more Government Authorities, arbitral tribunals or other bodies having jurisdiction and the same shall not be complied with, discharged (or provision shall not be made for such discharge) or a stay of execution shall not be procured, within thirty days from the date of entry of such judgment or judgments;
(h)    Security. The Liens in favor of the Secured Parties under the Security Documents shall at any time cease to constitute valid and fully perfected Liens granting a first priority security interest (to the extent available under applicable Government Rule and subject to Permitted Liens) in Collateral to the Secured Parties or any agent or trustee on their behalf and five Business Days have elapsed following the earlier of (i) the Borrower’s Knowledge of the occurrence of such event or circumstance and (ii) the notice from Collateral Agent to the Borrower thereof;
(i)    Illegality or Unenforceability of Finance Documents. Any Finance Document once executed or any material provision thereof (a) is declared by a court of competent jurisdiction to be illegal or unenforceable and such unenforceability or illegality is not cured within five Business Days following the date of entry of such judgment (provided, that such five Business Day period will apply only so long as the relevant party is attempting in good faith to cure such unenforceability), (b) should otherwise cease to be valid and binding or in full force and effect or shall be materially Impaired (in each case, except in connection with its expiration or termination in accordance with its terms or the terms of any other Finance Document in the ordinary course (and not related to any default hereunder or thereunder)), or (c) is expressly terminated, contested or repudiated by any Credit Party party thereto;
(j)    P1 Project Credit Event of Default. A P1 Project Event of Default has occurred and is continuing; or
(k)    ERISA. Any ERISA Event that could reasonably be expected to result in material liability to any Loan Party under ERISA or under the Code with respect to any Pension Plan or Multiemployer Plan.
7.2    Remedies. Upon the occurrence and continuation of an Event of Default, the Majority Lenders may by notice to the Borrower (except for any Event of Default under Section 7.1(d) or Section 7.1(e), in respect of the Borrower, in which case no notice shall be required), exercise any or all rights and remedies at law or in equity (in any combination or order that the Majority Lenders may elect in accordance with this Agreement), including without limitation or prejudice to the Lenders’ other rights and remedies, the following:
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(a)    declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Loan Commitment shall automatically terminate and the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party;
(b)    suspend or terminate all Commitments to provide any further Loans hereunder; and
(c)    exercise all contractual and legal rights of secured creditors in relation to the Collateral, including setting off and applying all monies on deposit in the RP Account to the satisfaction of the amount of Obligations outstanding and then due and payable.
Notwithstanding anything to the contrary contained in this Agreement or any other Finance Document, neither the Administrative Agent nor the Lenders shall instruct the Collateral Agent to foreclose, transfer, sell, or convey the Equity Interests in the Borrower or any Subsidiary Guarantor without providing the Pledgor with sixty days to cure any outstanding Events of Default; provided, that if such default is not capable of remedy within such sixty day period, such sixty day period shall be extended to a total period of ninety days so long as (x) such default is susceptible to cure and (y) the Pledgor commences and is diligently pursuing a cure.
ARTICLE 8.
PREPAYMENTS; COMMITMENT REDUCTIONS
8.1    Mandatory Prepayments.
(a)    The Borrower shall apply any distributions received from RG Super Holdings to a mandatory prepayment of the Loans unless the Borrower is permitted to make a Distribution of such proceeds pursuant to Section 6.10.
(b)    The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of the Loans required to be made pursuant to this Section 8.1 at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify the Collateral Agent and the Depositary of the contents of the Borrower’s prepayment notice and of each Lender’s ratable share of the prepayment.
(c)    All prepayments under this Section 8.1 shall be applied first, to the Interest Loans and second, to the Revolving Loans and shall be made together with all accrued and unpaid interest on the amount to be prepaid and all other Obligations then due and payable (including any amounts payable pursuant to Section 9.3). The Lenders shall
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provide to the Administrative Agent, for the Borrower, reasonable details of the calculation of any amount payable pursuant to Section 9.3.
8.2    Voluntary Prepayments.
(a)    The Borrower may, upon delivery of a Prepayment Notice to the Administrative Agent, from time to time make voluntary prepayments against amounts owing under the Loans in minimum amounts of $500,000 in multiples of $100,000 or, if less, the remaining balance of the Loans, upon three (3) Business Days’ irrevocable advance notice to the Administrative Agent, the Collateral Agent, and the Depositary. Such prepayments shall be applied pro rata among the Lenders against the then remaining scheduled principal installments due hereunder in inverse order of maturity. The Administrative Agent will promptly notify each Lender, the Collateral Agent, and the Depositary of the contents of the Borrower’s prepayment notice and of each Lender’s ratable share of the prepayment.
(b)    All prepayments under this Section 8.2 shall be applied first, to the Interest Loans and second, to the Revolving Loans. Upon making any voluntary prepayment, the Borrower shall pay all applicable amounts payable pursuant to Section 9.3.
8.3    Notice of Prepayment. Prior to any voluntary prepayment of any Borrowing under Section 8.2, the Borrower shall deliver a written notice of prepayment to the Administrative Agent (each such notice pursuant to this Section 8.3, a “Prepayment Notice”), appropriately completed and signed by an Authorized Officer of the Borrower and must be received by the Administrative Agent (i) in the case of prepayment of a SOFR Borrowing, not later than 11:00 a.m. (New York City time) three U.S. Government Securities Business Days before the date of prepayment or (ii) in the case of prepayment of a ABR Borrowing, not later than 11:00 a.m. (New York City time) one Business Day before the date of prepayment. Each Prepayment Notice shall specify (x) the prepayment date and (y) the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each Prepayment Notice shall be irrevocable.
8.4    Reduction of Commitments. The Borrower may, upon at least three Business Days’ notice to the Administrative Agent, terminate in whole or reduce ratably in part portions of the Commitments; provided, that if the Borrower terminates any portion of the Aggregate Interest Loan Commitment, it shall terminate a pro rata portion of the Aggregate Revolving Loan Commitment.
ARTICLE 9.
NET PAYMENTS; ILLEGALITY; MITIGATION
9.1    Taxes.
(a)    Defined Terms. For purposes of this Section 9.1, the term “Government Rule” includes FATCA.
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(b)    Payments Free of Taxes. Any and all payments by or on account of any Obligations of the Borrower shall be made without deduction or withholding for any Taxes, except as required by Government Rules. If any Government Rule (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Taxes from such payments by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Government Authority in accordance with applicable Government Rule and if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 9.1) the applicable Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deduction or withholdings been made.
(c)    Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (b) above, the Borrower shall timely pay, or cause to be paid, to the relevant Government Authority in accordance with applicable Government Rule or, at the option of the Administrative Agent timely reimburse the Administrative Agent for the payment of, any Other Taxes.
(d)    Indemnification by the Borrower. The Borrower shall indemnify or cause to be indemnified each Agent and each Lender, within ten days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 9.1 but without duplication of any amounts paid or indemnified under paragraph (b) above) paid or payable by such Agent or Lender, as the case may be, and any reasonable penalties, interest and out-of-pocket expenses arising therefrom or with respect thereto (other than any penalties, interest and out-of-pocket expenses resulting solely from the gross negligence or willful misconduct of such Person as determined by a court of competent jurisdiction by final and non-appealable judgment), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Government Authority; provided, that, the Borrower shall not be required to compensate any Agent or Lender pursuant to this Section 9.1(d) for any interest, additions to tax or penalties that accrue later than 180 days after the date such Agent or Lender first receives a written notice of deficiency of the relevant Indemnified Tax. Any Agent or Lender claiming indemnity pursuant to this Section 9.1(d) shall notify the relevant Borrower of the imposition of such relevant Indemnified Taxes as soon as practicable after such Agent or Lender becomes aware of such imposition. The amount of such payment or liability and the denomination thereof as set forth in a certificate delivered to the Borrower by the Collateral Agent or a Lender, or by the Administrative Agent on its own behalf or on behalf of the Collateral Agent or a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not
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already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.15(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Finance Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Finance Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 9.1.
(f)    Evidence of Payments. As soon as practicable after the date of any payment of Taxes by the Borrower or any Withholding Agent to a Government Authority pursuant to this Section 9.1, the Borrower shall deliver or cause to be delivered to the Administrative Agent the original or a certified copy of a receipt issued by such Government Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Forms.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Finance Document shall deliver to the Borrower, with a copy to the Administrative Agent, on or before the date such Lender becomes a party hereto and at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Government Rule or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 9.1(g)(ii)(A), (B) and (D)) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
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(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a US Person,
(A)    any Lender that is a US Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Finance Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Finance Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of any Credit Party within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E,
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a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Finance Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Government Rule (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 9.1(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
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(h)    Status of Administrative Agent. The Administrative Agent (and any successor or supplemental Administrative Agent on the date it becomes the Administrative Agent) shall provide the Borrower with two duly completed original copies of, if it is not a US Person, IRS Form W-8ECI or W-8BEN-E with respect to payments to be received by it as a beneficial owner and, if applicable, IRS Form W-8IMY (together with required accompanying documentation) with respect to payments to be received by it on behalf of the Lenders, and shall update such forms periodically upon the reasonable request of the Borrower. In the event that the Administrative Agent is a US Person that is not a corporation, the Administrative Agent shall provide the Borrower with two duly completed original copies of IRS Form W-9.
(i)    Refunds. If any Agent or Lender determines, in such Person’s sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 9.1, it shall pay over such refund to the Borrower, net of all of its reasonable out-of-pocket expenses (including Taxes that would not have been imposed but for such refund), without interest (other than any interest paid by the relevant Government Authority with respect to such refund) and with any update for inflation paid by the relevant Government Authority with respect to such refund; provided, that the Borrower, upon the request of such Agent or Lender, as the case may be, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charge imposed by the relevant Government Authority) to such Agent or Lender, as the case may be, in the event such Agent or Lender, as the case may be, is required to repay such refund to such Government Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will an Agent or Lender be required to pay any amount to the Borrower pursuant to this paragraph (i) the payment of which would place the Agent or Lender in a less favorable net after-Tax position than the Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 9.1(i) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(j)    Survival. Each party’s obligations under this Section 9.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, and the repayment, satisfaction or discharge of all obligations under any Finance Document.
9.2    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency,
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special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)    subject any Lender or Agent to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) to the Borrower or to reduce the amount of any sum received or receivable by such Lender or Agent (whether of principal, interest or otherwise), the Borrower will pay to such Lender or Agent such additional amount or amounts as will compensate such Lender or Agent for such additional costs actually incurred or reduction suffered.
(b)    Capital Requirements. If, after the date of this Agreement, any Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or liquidity or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction actually incurred or suffered.
(c)    Certificates for Reimbursement. A Lender intending to make a claim under paragraph (a) or (b) above shall notify the Administrative Agent of the circumstances giving rise to and the amount of the claim, following which the Administrative Agent will promptly notify the Borrower. A Lender making a claim under paragraph (a) or (b) above shall, as soon as practicable after a request by the Administrative Agent, provide a certificate confirming in reasonable detail the amount and calculation of the amount claimed, when such increased costs or reductions were suffered or incurred (provided, that such Lender shall not be required to provide any confidential or other information if against such Lender’s internal policies). Such a certificate of any Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 9.2 and delivered to the Borrower shall be conclusive absent manifest
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error. The Borrower shall pay to such Lender the amount shown as due on any such certificate within ten days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 9.2 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section 9.2 for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270 day period referred to above shall be extended to include the period of retroactive effect thereof).
9.3    Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment as a result of a request by the Borrower pursuant to Section 9.5 of any SOFR Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate a Lender for the loss, cost and expense attributable to such event (but excluding any anticipated profits). In the case of a SOFR Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount reasonably determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue a SOFR Loan, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Term SOFR for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in Dollars from other banks in the eurocurrency market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 9.3 shall be delivered to the Borrower and the Administrative Agent, and such certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof. Notwithstanding the foregoing, unless an Event of Default shall have occurred and be continuing, and except with regard to any voluntary prepayments hereunder or the events described in paragraphs (a) and (b) of Section 9.2, each Lender shall, unless otherwise requested by the Borrower, use reasonable efforts to minimize any such break funding payments by, among other things, not applying mandatory prepayments until the last day of an Interest Period so long as such Lender, in its sole discretion, does not determine that such efforts would be disadvantageous to such Lender.
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9.4    Mitigation. If any Lender requests compensation under Section 9.2, or if the Borrower is required to pay any additional amount to any Lender or any Government Authority for account of any Lender pursuant to Section 9.1, then such Lender shall (a) file any certificate or document reasonably requested in writing by the Borrower and/or (b) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 9.2 or Section 9.1, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
9.5    Replacement of Lenders.
(a)    If any Lender requests compensation under Section 9.2 or asserts that it is unlawful to make SOFR Loans pursuant to Section 9.8, or if the Borrower is required to pay any additional amount to any Lender or any Government Authority for account of any Lender pursuant to Section 9.1, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.15), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent, in the case of the Administrative Agent, shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) such assignment will result in the elimination or a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Nothing in this Section 9.5 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.
(b)    If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 12.7 requires the consent of all of the Lenders affected and with respect to which the Majority Lenders shall have granted their consent, then the Borrower shall have the right to replace such Non-Consenting Lender (unless such Non-Consenting Lender grants such consent) by requiring such Non-Consenting Lender to assign its Loans and Commitments (in accordance with and subject to the restrictions contained in Section 12.15) to one or more assignees acceptable to the Administrative Agent, acting
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reasonably; provided, that (x) any such Non-Consenting Lender must be replaced with a Lender that grants the applicable consent, (y) all obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (z) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest and fees thereon. In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 12.15.
9.6    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for long as such Lender is a Defaulting Lender:
(a)    The Loans of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.7);
(b)    Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Majority Lenders”. The Loans of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.7); and
(c)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent with respect to Loans and/or the Commitments for the account of a Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; (ii) second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; (iii) third, to the payment of any amounts owing to the applicable Lenders as a result of any then final and non-appealable judgment of a court of competent jurisdiction obtained by any such Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; (iv) fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any then final and non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement with respect to the Loans; and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction (provided, that, with respect to this sub-clause (v), if such payment is a prepayment of the principal amount of any Loans in respect of which a Defaulting Lender has funded its participation obligations, such payment shall be applied solely to prepay the Loans and applicable reimbursement obligations owed to, all applicable Non-Defaulting Lenders pro rata prior to being
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applied to the prepayment of any Loans or applicable reimbursement obligations owed to such Defaulting Lender).
9.7    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Finance Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Finance Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Finance Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
9.8    Illegality. If any Lender determines that any Government Rule has made it unlawful, or that any Government Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (the interest rate on which ABR Loans shall, if necessary to avoid
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such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 9.3.
9.9    Inability to Determine Rates. Subject to Section 2.12, if, on or prior to the first day of any Interest Period for any SOFR Loan:
(a)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof; or
(b)    the Majority Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Majority Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.
Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 9.3. Subject to Section 2.12, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “ Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR” until the Administrative Agent revokes such determination.
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ARTICLE 10.
GUARANTY
10.1    Guaranty of the Obligations
. Subject to the provisions of Section 10.2, the Subsidiary Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations, when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any equivalent provision in any applicable jurisdiction) (each, a “Guaranteed Obligation” and, collectively, the “Guaranteed Obligations”).
10.2    Contribution by Guarantors
. All Subsidiary Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Subsidiary Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the United States Code or any comparable applicable provisions of state law; provided, that solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 10.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 10.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 10.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The
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allocation among Contributing Guarantors of their obligations as set forth in this Section 10.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Subsidiary Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 10.2.
10.3    Payment by Guarantors
. Subject to Section 10.2, the Subsidiary Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Subsidiary Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any equivalent provision in any applicable jurisdiction), the Subsidiary Guarantors will upon demand pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of the Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower becoming the subject of a case under the Bankruptcy Code or other similar legislation in any jurisdiction, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.
10.4    Liability of Guarantors Absolute
. Each Subsidiary Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Subsidiary Guarantor agrees as follows:
(a)    this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Subsidiary Guarantor and not merely a contract of surety;
(b)    the Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Beneficiary with respect to the existence of such Event of Default;
(c)    the obligations of each Subsidiary Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Subsidiary Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Subsidiary Guarantor, whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;
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(d)    payment by any Subsidiary Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Subsidiary Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Subsidiary Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Subsidiary Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Subsidiary Guarantor, limit, affect, modify or abridge any other Subsidiary Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(e)    any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Subsidiary Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Subsidiary Guarantor) with respect to the Guaranteed Obligations; (v) subject to the provisions of this Agreement and the other Finance Documents, enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Subsidiary Guarantor against any other Loan Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Finance Documents; and
(f)    this Guaranty and the obligations of Subsidiary Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Subsidiary Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or
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enforcement of, any claim or demand or any right, power or remedy (whether arising under the Finance Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Finance Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Finance Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Finance Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower, or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor as an obligor in respect of the Guaranteed Obligations.
10.5    Waivers by Guarantors
. Each Subsidiary Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Subsidiary Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Subsidiary Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of any Loan Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Subsidiary Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Subsidiary Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based
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upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or under any Finance Document, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 10.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
10.6    Guarantors’ Rights of Subrogation, Contribution, Etc.. Until the Guaranteed Obligations shall have been paid in full and the Commitments shall have terminated, each Subsidiary Guarantor hereby waives, any claim, right or remedy, direct or indirect, that such Subsidiary Guarantor now has or may hereafter have against Borrower or any other Subsidiary Guarantor or any of its assets in connection with this Guaranty or the performance by such Subsidiary Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Subsidiary Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full and the Commitments shall have terminated, each Subsidiary Guarantor shall withhold exercise of any right of contribution such Subsidiary Guarantor may have against any other guarantor (including any other Subsidiary Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 10.2. Each Subsidiary Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Subsidiary Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Subsidiary Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Subsidiary Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and paid in full, such amount shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to
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the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
10.7    Subordination of Other Obligations
. Any Indebtedness of Borrower or any Subsidiary Guarantor now or hereafter held by any Subsidiary Guarantor (an “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
10.8    Continuing Guaranty
. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Commitments shall have terminated. Each Subsidiary Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
10.9    Authority of Guarantors or Borrower
. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Subsidiary Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.
10.10    Financial Condition of Borrower
. Any Borrowing may be made to Borrower or continued from time to time without notice to or authorization from any Subsidiary Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation. No Beneficiary shall have any obligation to disclose or discuss with any Subsidiary Guarantor its assessment, or any Subsidiary Guarantor’s assessment, of the financial condition of Borrower. Each Subsidiary Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Finance Documents, and each Subsidiary Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Subsidiary Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.
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10.11    Bankruptcy, Etc..
(a)    So long as any Guaranteed Obligations remain outstanding, no Subsidiary Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Majority Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Subsidiary Guarantor. The obligations of Subsidiary Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Subsidiary Guarantor or by any defense which Borrower or any other Subsidiary Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)    Each Subsidiary Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Subsidiary Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Subsidiary Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Subsidiary Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)    In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Subsidiary Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
10.12    Discharge of Guaranty Upon Sale or Release of Guarantor
. If (a) all of the Equity Interests of any Subsidiary Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof to any party other than a Loan Party or (b) such Subsidiary has been designated an Unrestricted Subsidiary or becomes an Excluded Subsidiary, in each case, in accordance with the definition thereof, then the Guaranty of such Subsidiary Guarantor or such successor in interest, as the case may be, hereunder shall
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automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such disposition or designation.
ARTICLE 11.
ADMINISTRATIVE AGENT; AGENT INDEMNIFICATION
11.1    Appointment of Administrative Agent. In connection with the P1 Project, the Lenders party hereto hereby appoint MUFG Bank, Ltd. to act as Administrative Agent and authorize it to exercise such rights, powers, authorities and discretions as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Finance Documents, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto. By its signature below, MUFG Bank, Ltd. (or any successor thereto pursuant to this Section 11.1) accepts such appointment.
11.2    Duties and Responsibilities.
(a)    The Administrative Agent’s duties under this Agreement and in any other Finance Document are solely mechanical and administrative in nature. The Administrative Agent shall have no fiduciary duties and shall not have any duties, obligations or responsibilities except those expressly set out in this Agreement or in any other Finance Document, shall not have any duties or obligations except those expressly set forth herein and in the other Finance Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not:
(i)    be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)    have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Finance Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Finance Documents); provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Finance Document or applicable Government Rule; or
(iii)    except as expressly set forth herein and in the other Finance Documents, have any duty to disclose, nor shall the Administrative Agent be liable for any failure to disclose, any information relating to any Loan Party or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Majority Lenders or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a
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final and non-appealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent in writing by the Borrower or a Lender.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Finance Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or continuance of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Finance Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by any Security Document, or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of any items expressly required to be delivered to the Administrative Agent.
11.3    Rights and Obligations.
(a)    The Administrative Agent may:
(i)    assume, absent actual knowledge or written notice to the contrary, that (A) any representation made by any Person in connection with any Finance Document is true, (B) no Default or Event of Default exists, (C) no Person is in breach of or in default under its obligations under any Finance Document and (D) any right, power, authority or discretion vested herein upon any other Agent has not been exercised;
(ii)    assume, absent actual knowledge or written notice to the contrary, that any notice or certificate given by any Person has been validly given by a Person authorized to do so and act upon such notice or certificate unless the same is revoked or superseded by a further such notice or certificate;
(iii)    assume, absent written notice to the contrary, that the address, email and telephone numbers for the giving of any written notice to any Person hereunder is that identified in Schedule 11.3 until it has received from such Person a written notice designating some other office of such Person to replace any such address or email or telephone number and act upon any such notice until the same is superseded by a further such written notice;
(iv)    employ, at the expense of the Borrower, attorneys, consultants, accountants or other experts whose advice or services the Administrative Agent may reasonably determine is necessary (provided, that in connection with an exercise of remedies following the occurrence of an Event of Default, the
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Administrative Agent shall be permitted to employ any such Person at the expense of the Borrower as it determines to be necessary in its sole discretion), may pay reasonable and documented fees and expenses for the advice or service of any such Person and may rely upon any advice so obtained; provided, that the Administrative Agent shall be under no obligation to act upon such advice if it does not deem such action to be appropriate;
(v)    rely on any matters of fact which might reasonably be expected to be within the knowledge of any Person upon a certificate signed by or on behalf of such party;
(vi)    rely upon any communication, certification, notice or document reasonably believed by it to be genuine;
(vii)    refrain from acting or continuing to act in accordance with any instructions of the Majority Lenders to begin any legal action or proceeding arising out of or in connection with any Finance Document until it shall have received such indemnity or security from the Lenders as it may reasonably require (whether by payment in advance or otherwise) for all costs, claims, losses, expenses (including reasonable legal fees and expenses) and liabilities which it will or may expend or incur in complying or continuing to comply with such instructions; provided, that nothing in this clause (vii) shall be deemed to obligate any Lender to provide any such indemnity or security; and
(viii)    seek instructions from the Majority Lenders as to the exercise of any of its rights, powers, authorities or discretions hereunder and in the event that it does so, it shall not be considered as having acted unreasonably when acting in accordance with such instructions or, in the absence of any (or any clear) instructions, when refraining from taking any action or exercising any right, power or discretion hereunder; provided, that, if any actions requested or permitted to be taken by the Administrative Agent pursuant to the Finance Documents are, in the reasonable judgment of the Administrative Agent, of a routine or administrative nature, the Administrative Agent shall be permitted to take or decline to take such requested or contemplated action as it determines in the exercise of its discretion (consistent with the terms of the Finance Documents) without prior consultation with the Majority Lenders.
(b)    The Administrative Agent shall:
(i)    promptly deliver to the Lenders the non-administrative notices, certificates, reports, opinions, agreements and other documents which it receives under this Agreement and the other Finance Documents in its capacity as Administrative Agent;
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(ii)    perform its duties in accordance with the Finance Documents and any instructions given to it by the Majority Lenders, which instructions shall be binding on all Lenders party hereto; and
(iii)    if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it hereunder or under the other Finance Documents (other than rights arising under this Section 11.3(b)(iii)).
(c)    Each Person serving as the Administrative Agent hereunder or under any other Finance Document shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or Affiliates of the Borrower as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to any Lender.
11.4    No Responsibility for Certain Conduct.
(a)    Notwithstanding anything to the contrary expressed or implied herein, the Administrative Agent shall not:
(i)    be bound to inquire as to (A) whether or not any representation made by any other Person in connection with any Finance Document is true, (B) the occurrence or otherwise of any Default or Event of Default, (C) the performance by any other Person of its obligations under any of the Finance Documents or (D) any breach of or default by any other Person of its obligations under any of the Finance Documents;
(ii)    be bound to account to any Person for any sum or the profit element of any sum received by it for its own account except as provided in this Agreement;
(iii)    be bound to disclose to any Person any information relating to the P1 Project or to any Person if such disclosure would or might in its opinion, constitute a breach of any applicable Government Rule or be otherwise actionable at the suit of any Person; or
(iv)    be under any fiduciary duties or obligation.
(b)    The Administrative Agent shall have no responsibility for the accuracy or completeness of any information supplied by any Person in connection with the P1 Project or for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other document referred to herein or provided for herein or therein or for any recitals, statements, representations or warranties made by any Loan Party or any other Person contained in this Agreement or any other Finance Document or
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in any certificate or other document referred to or provided for in or received by the Administrative Agent, hereunder or thereunder. The Administrative Agent shall not be liable as a result of any failure by any Loan Party or its Affiliates or any Person party hereto or to any other Finance Document to perform their respective obligations hereunder or under any other Finance Document or any document referred to or provided for herein or therein or as a result of taking or omitting to take any action hereunder or in relation to any Finance Document, except to the extent of the Administrative Agent’s gross negligence, fraud or willful misconduct.
(c)    It is understood and agreed by each Lender (for itself and any Person claiming through it) that, except as expressly set forth herein, it has itself been and will continue to be, solely responsible for making its own independent appraisal of and investigations into, the financial condition, creditworthiness, condition, affairs, status and nature of each Person and, accordingly, each such Lender warrants to the Administrative Agent that it has not relied on and will not hereafter rely on the Administrative Agent:
(i)    in making its decision to enter into this Agreement or any other Finance Document or any amendment, waiver or other modification hereto or thereto;
(ii)    to check or inquire on its behalf into the adequacy, accuracy or completeness or any information provided by any Person in connection with any of the Finance Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Person by the Administrative Agent); or
(iii)    to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Person.
(d)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
11.5    Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has actual knowledge of such Default or Event of Default or has received a notice from a Lender, referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default.” If the Administrative Agent has received notice from a Person describing a Default or Event of Default or receives such a “Notice of Default,” the Administrative Agent shall give prompt notice thereof to each other Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as is provided in
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Section 7.2; provided, that unless and until the Administrative Agent shall have received such directions, it may (but shall not be obligated to) take such action or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interest of the Lenders.
11.6    No Liability. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable to any Person for any action taken or omitted under this Agreement or under the other Finance Documents or in connection therewith, except to the extent caused by the gross negligence, fraud or willful misconduct of Administrative Agent, as determined by a court of competent jurisdiction. The Lenders party hereto each (for itself and any Person claiming through it) hereby releases, waives, discharges and exculpates the Administrative Agent for any action taken or omitted under this Agreement or under the other Finance Documents or in connection therewith, except to the extent caused by the gross negligence, fraud or willful misconduct of the Administrative Agent as determined by a court of competent jurisdiction. The Administrative Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under any Finance Document to be paid by the Administrative Agent if the Administrative Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the Administrative Agent for that purpose.
11.7    Indemnification of Agent by Borrower. The Borrower shall indemnify each Agent and each of their respective affiliates, permitted successors and permitted assigns and the officers, directors, employees, agents, advisors, controlling Persons, representatives and members of each of the foregoing (each, an “Agent Indemnitee”) from and hold each of them harmless against, any and all liabilities (including removal and remedial actions), obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) (“Indemnified Liabilities”) imposed on or asserted against any such Persons based on or arising or resulting from any of the transactions contemplated by this Agreement and the other Finance Documents (including the enforcement of the Guaranty), except to the extent such Indemnified Liabilities are determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of an Agent Indemnitee. The Borrower shall indemnify each Agent against any Indemnified Liability incurred by such Agent as a result of investigating any event which it reasonably believes is a Default or Event of Default or acting or relying on any notice, request or instruction of the Borrower. Without limitation of the foregoing, the Borrower shall reimburse the Agents promptly upon demand for its share of any out-of-pocket expenses (including legal fees and expenses and any transaction-related expenses relating to the maintenance of an IntraLinks (or equivalent) website) incurred by it in connection with the preparation, execution, administration, amendment, waiver, modification and enforcement of or legal advice in respect of rights or responsibilities under, the Finance Documents. The provisions of this Section 11.7 shall survive the rescission or termination of this Agreement and the other Finance Documents. This Section 11.7 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages etc. arising from any non-Tax claim.
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11.8    Resignation and Removal.
(a)    Subject to Section 11.9, the Administrative Agent may resign its appointment hereunder at any time without providing any reason therefor by giving prior written notice to that effect to each of the other parties hereto.
(b)    Subject to Section 11.9, the Majority Lenders may remove the Administrative Agent from its appointment hereunder with or without cause by giving prior written notice to that effect to the Administrative Agent and the Borrower.
11.9    Successor Administrative Agent.
(a)    No resignation or removal pursuant to Section 11.8 shall be effective until:
(i)    a successor for the Administrative Agent is appointed in accordance with (and subject to) the provisions of this Section 11.9;
(ii)    the resigning or removed Administrative Agent has transferred to its successor all of its rights and obligations in its capacity as an Administrative Agent under this Agreement and the other Finance Documents; and
(iii)    the successor Administrative Agent has executed and delivered an agreement to be bound by the terms of this Agreement and the other Finance Documents and to perform all duties required of the Administrative Agent hereunder and under the other Finance Documents.
(b)    If the Administrative Agent has given notice of its resignation pursuant to Section 11.8(a) or if the Majority Lenders give the Administrative Agent notice of removal thereof pursuant to Section 11.8(b), then a successor to the Administrative Agent may be appointed by the Majority Lenders (and, unless a Default or Event of Default has occurred and is continuing, with the written consent of the Borrower, which consent shall not unreasonably be withheld or delayed) during a ninety day period beginning on the date of such notice but, if no such successor is so appointed within ninety days after the above notice, the resigning or removed Administrative Agent may appoint such a successor. If a resigning or removed Administrative Agent appoints a successor, such successor shall (i) be authorized under all applicable Government Rules to exercise corporate trust powers, (ii) have a combined capital and surplus of at least $500,000,000, and (iii) be acceptable to the Majority Lenders (and, unless a Default or Event of Default has occurred and is continuing, the Borrower, approval by which shall not unreasonably be withheld or delayed); provided, that if the Majority Lenders and the Borrower, if applicable, do not confirm such acceptance in writing within thirty days following selection of such a successor by the resigning or removed Administrative Agent or otherwise appoint a successor within such thirty day period, then the Majority Lenders and the Borrower, as the case may be, shall be deemed to have given such acceptance and such successor shall be deemed appointed as the successor to such resigning or removed Administrative Agent hereunder.
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(c)    If a successor to the Administrative Agent is appointed under the provisions of this Section 11.9, then:
(i)    the predecessor Administrative Agent shall be discharged from any further obligation hereunder (but without prejudice to any accrued liabilities);
(ii)    the resignation pursuant to Section 11.8(a) or removal pursuant to Section 11.8(b) of the predecessor Administrative Agent notwithstanding, the provisions of this Agreement shall inure to the predecessor Administrative Agent’s benefit as to any actions taken or omitted to be taken by it under this Agreement and the other Finance Documents while it was Administrative Agent;
(iii)    the successor Administrative Agent and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor Administrative Agent had been a party hereto beginning on the date of this Agreement; and
(iv)    the predecessor Administrative Agent shall make available to the successor Administrative Agent such documents and records and provide such assistance as the successor Administrative Agent may reasonably request for the purposes of performing its functions as Administrative Agent under the Finance Documents.
11.10    Authorization. The Administrative Agent is hereby authorized by the Lenders party hereto to execute, deliver and perform each of the Finance Documents to which the Administrative Agent is or is intended to be a party.
11.11    Administrative Agent as Lender. With respect to its Commitments and the Loans made by it, any Person serving as Administrative Agent hereunder shall have the same rights and powers under the Finance Documents as any other Lender and may exercise the same as though it were not the Administrative Agent. The term “Lender,” or “Secured Party,” when used with respect to the Administrative Agent, shall unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, act as financial advisor or in any other advisory capacity for and generally engage in any kind of business with, any Person as if the Administrative Agent were not the Administrative Agent hereunder, without any duty to account therefor to the Lenders, Lenders or Secured Parties.
11.12    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms
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must be fulfilled to the satisfaction of any Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
11.13    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other Finance Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 11 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, and shall apply to all of their respective activities in connection with their acting as or for the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection or supervision of such sub-agents.
11.14    Erroneous Payments.
(a)    If the Administrative Agent (i) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (ii) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within five Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 11.14 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such
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Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment, or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution, or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y), and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.14(a).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 11.14(b) (Erroneous Payments) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.14(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Finance
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Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Finance Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (iv) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (v) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(e)    Subject to Section 12.5, the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies, and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (i) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and
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interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (ii) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(f)    The parties hereto agree that (i) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Finance Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided, that this Section 11.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (i) and (ii) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Finance Document), the Borrower for the purpose of a payment on the Obligations.
(g)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
Notwithstanding anything to the contrary herein or in any other Finance Document, neither any Credit Party nor any of its respective Affiliates shall have any obligations or liabilities (including the payment of any assignment or processing fee payable to the Administrative Agent in connection therewith) directly or indirectly arising out of this Section 11.14 in respect of any Erroneous Payment (other than having consented to the assignment referenced in clause (d) above).
(h)    Each party’s obligations, agreements and waivers under this Section 11.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the applicable Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Finance Document.
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ARTICLE 12.
MISCELLANEOUS
12.1    Payment of Expenses, Etc.; Indemnification.
(a)    The Borrower shall reimburse (to the extent not already paid by the Borrower) (i) all reasonable and documented professional fees and costs of one legal counsel to the Lenders and the Agents and (ii) all reasonable and documented out-of-pocket expenses incurred by the Lenders, the Agents and legal counsel to the Lenders and the Agents in connection with the preparation and negotiation of the Finance Documents.
(b)    The Borrower will pay (i) the reasonable and documented professional fees and costs of the Agents and one legal counsel to the Lenders and legal counsel to the Agents (provided, that, in the case of the continuation of an Event of Default, any Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Borrower shall pay all reasonable and documented professional fees of such additional counsel) with respect to the administration of the transaction, the preservation of any of their respective rights under the Finance Documents or in connection with any amendments, waivers or consents or other implementation and administrative actions required under the Finance Documents, (ii) all fees payable to any Agent in connection with the performance of its duties under the Finance Documents in accordance with the relevant Fee Letter, (iii) all actual out-of-pocket costs and expenses incurred by any Lender or any Agent in connection with the occurrence of a Default or an Event of Default or the enforcement of any of its (or any Lender’s) rights or remedies under the Finance Documents following the occurrence of a Default or an Event of Default, and (iv) without limiting the preceding clause (iii), all other actual out-of-pocket costs and expenses incurred by any Lender and any Agent in connection with the administration of the credit, the preservation of its rights under the Finance Documents and/or the performance of its duties thereunder and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby. Notwithstanding the foregoing, in the event that either the Collateral Agent or the Administrative Agent reasonably believes that a conflict exists in using one counsel, each of the Collateral Agent or the Administrative Agent, as applicable, may engage its own counsel.
(c)    All costs and expenses described above in Section 12.1(a) shall be reimbursed by the Borrower regardless of whether or not Financial Close occurs.
(d)    The Borrower shall indemnify each Lender and each Agent and each of their respective affiliates, permitted successors and permitted assigns and the officers, directors, employees, agents, advisors, controlling Persons and partners of each of the foregoing (each, an “Indemnitee”) from and hold each of them harmless from and against all reasonable and documented costs, expenses (including reasonable fees, disbursements and other charges of counsel), losses, claims, damages, and liabilities of such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (each, a “Claim”) (regardless of whether such Indemnitee is a party thereto and regardless of
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whether such matter is initiated by a third party, a Loan Party, or by the Borrower or any of their respective Affiliates) based on or arising or resulting from:
(i)    the execution or delivery of this Agreement, any other Finance Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration (other than expenses that do not constitute out-of-pocket expenses) or enforcement thereof;
(ii)    any Loan or the use or proposed use of the proceeds therefrom;
(iii)    any actual or prospective claim (including Environmental Claims), litigation, investigation or proceeding relating to any of the foregoing, whether based on common law, contract, tort or any other theory, whether brought by any Loan Party or any of the Loan Parties’ members, managers or creditors or by any other Person, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Finance Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; or
(iv)    any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the Borrower, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by any Lender, or any Affiliates or Related Parties of any of the foregoing;
provided, that no Indemnitee will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from its gross negligence or willful misconduct.
(e)    To the extent that the undertaking in the preceding paragraphs of this Section 12.1 may be unenforceable because it is violative of any law or public policy, the Borrower will contribute the maximum portion that it is permitted to pay and satisfy under applicable Government Rule to the payment and satisfaction of such undertaking.
(f)    All sums paid and costs incurred by any Indemnitee with respect to any matter indemnified hereunder shall be added to the Obligations and be secured by the Security Documents and, unless otherwise provided, shall be immediately due and payable promptly after demand therefor. Each such Indemnitee shall promptly notify the Borrower in a timely manner of any such amounts payable by the Borrower hereunder together with reasonable details and calculation thereof; provided, that any failure to provide such notice shall not affect the Borrower’s obligations under this Section 12.1.
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(g)    Each Indemnitee pursuant to Section 12.1(d) above, within thirty days after the receipt by it of notice of any Claim for which indemnity may be sought by it or by any Person controlling it, from the Borrower on account of the agreements contained in this Section 12.1, shall notify the Borrower in writing of the commencement thereof; provided, that failure to so notify shall not prejudice any Claim for which indemnity may be sought except to the extent that the Borrower is harmed thereby. This Section 12.1 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
12.2    Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Agent and Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent or Lender or for the credit or the account of the Borrower against any Obligations of the Borrower owed to such Agent or Lender, irrespective of whether or not such Agent or Lender shall have made any demand hereunder and without presentment, protest or other notice of any kind to the Borrower, all of which are hereby expressly waived. Any exercise by an Agent or a Lender of its setoff rights hereunder shall be subject to the sharing provisions hereunder and, without limiting the waivers set forth in this Section 12.2, each Agent and Lender shall provide notice to the Borrower with respect to the exercise by it of any setoff rights hereunder; provided, that the failure to give such notice shall not affect the validity of such setoff and application.
12.3    Notices.
(a)    Except as otherwise expressly provided herein or in any Finance Document, all notices and other communications provided for hereunder or thereunder shall be in writing and shall be considered as properly given (i) if delivered in person, (ii) if sent by overnight delivery service (including Federal Express, United Parcel Service and other similar overnight delivery services) if for inland delivery or international courier if for overseas delivery, (iii) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested, or (iv) if transmitted by electronic communication as provided in paragraph (b) below. Any communication between the parties hereto or notices provided herein may be given delivered at its address and contact number specified in Schedule 11.3, or at such other address and contact number as is designated by such party in a written notice to the other parties (by giving written notice to the other parties in the manner set forth herein) hereto.
(b)    Notices and other communications hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, the Collateral Agent and the Borrower; provided, that the foregoing shall not apply to notices pursuant to Article 2 if the party to receive the notice has notified Administrative Agent that it is incapable of receiving notice under Article 2 by electronic communication. Each of Borrower and each Lender may, in its discretion, agree to accept notices and other communications to it
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hereunder by electronic communication pursuant to procedures approved by them, respectively; provided, that approval of such procedures may be limited to particular notices or communications. Any such notices and other communications furnished by electronic communication shall be in the form of attachments in.pdf format.
(c)    Notices and communication delivered in person or by overnight courier service, or mailed by registered or certified mail, shall be effective when received by the addressee thereof during business hours on a business day in such Person’s location as indicated by such Person’s address in Schedule 11.3, or at such other address as is designated by such Person in a written notice to the other parties hereto. Unless the Administrative Agent otherwise prescribes, (i) notices and other communication delivered through electronic communications as provided in paragraph (b) above shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided, that if such notice or other communication is not given during normal business hours on a Business Day for recipient, it shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communication posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
12.4    No Third-Party Beneficiaries. The agreement of the Lenders to make the Loans to the Borrower, on the terms and conditions set forth in this Agreement, is solely for the benefit of the Credit Parties and the Secured Parties, and no other Person (including any contractor, subcontractor, supplier, workman, carrier, warehouseman or materialman furnishing labor, supplies, goods or services to or for the benefit of the P1 Project) shall have any benefit or any legal or equitable right or remedy under this Agreement or under any other Finance Document or with respect to any extension of credit contemplated by this Agreement.
12.5    No Waiver; Remedies Cumulative. Subject to applicable Government Rule, no failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Finance Document and no course of dealing between the Credit Parties or any of their respective Affiliates, on the one hand and any Secured Party, on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Finance Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Finance Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have. No notice to or demand on the Borrower in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to any other or further action in any circumstances without notice or demand.
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12.6    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
12.7    Amendments, Etc. Neither this Agreement nor any other Finance Document (other than any Security Document, each of which may only be waived, amended or modified in accordance with the terms thereof) nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders and acknowledged by the Administrative Agent, or by the Borrower and the Administrative Agent with the consent of the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such agreement shall in any way (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) other than in accordance with the definition of “Final Maturity Date”, postpone the scheduled date of payment of the principal amount of any Loan under Section 2.6(a) or of any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby, (iv) change Section 2.9 or Section 2.11 without the consent of each Lender affected thereby, (v) change any of the provisions of this Section 12.7 or the percentage in the definitions of the terms “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release all or substantially all portions of the Collateral or release any Credit Party from its obligations under the Finance Documents without the written consent of each Lender (except to the extent specifically provided therefor in the Finance Documents); (vii) release all or substantially all of the value of the Guaranty without the written consent of each Lender (except to the extent specifically provided therefor in the Finance Documents); or (viii) contractually subordinate the Liens in favor of the Collateral Agent over the Collateral under and pursuant to the Finance Documents to Liens over the Collateral securing any other Indebtedness (it being understood that this subclause (viii) shall not (i) override the permission for (x) Permitted Liens or (y) Indebtedness expressly permitted by Section 6.2 as in effect on the Financial Close or (ii) apply to the incurrence of financing provided to the Borrower pursuant to Section 364 of the Bankruptcy Code or any similar proceeding under any other applicable debtor relief laws) without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent without the prior written consent of such Agent. Notwithstanding anything herein to the contrary, the Credit Parties and the Agents party thereto may (but shall not be obligated to) amend or supplement any Finance Document without the consent of any Lender (1) to cure any ambiguity, defect or inconsistency which is not material, (2) to make any change that would provide any additional rights or benefits to the Lenders, (3) to make, complete or confirm any grant of Collateral permitted or required by any of the Security Documents, including to secure any Permitted Indebtedness that may be secured by a Permitted Lien on the Collateral, or any release of any Collateral that is
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otherwise permitted under the terms of this Agreement and the Security Documents, (4) to revise any schedule to reflect any change in notice information, (5) to revise the account number for the RP Account as may be necessary to reflect the replacement of the Collateral Agent or the Depositary or as may be required by internal procedures of the Collateral Agent or the Depositary, (6) to release or join Subsidiary Guarantors in accordance with this Agreement, or (7) to revise the name of the Collateral Agent on any UCC financing statement or other Security Document as may be necessary to reflect the replacement of the Collateral Agent. Any such amendment, modification, or supplement that is set forth in a writing signed by the Administrative Agent and the Borrower shall be binding on the Loan Parties, the Agents and the Lenders and where any Finance Document expressly provides that the Administrative Agent or any other Agent may waive, amend, or modify such Finance Document or any provision thereof, or consent to any act or action of the Borrower, the Administrative Agent or such other Agent may do so without the further consent of the Lenders and any such waiver, amendment, modification, or consent that is set forth in a writing signed by the Administrative Agent or such other Agent, as applicable, shall be binding on the Agents and the Lenders.
Each Lender shall be bound by any waiver, amendment, or modification authorized in accordance with this Section 12.7 and any waiver, amendment, or modification authorized in accordance with this Section 12.7 shall bind any Person subsequently acquiring a Loan from such Lender. Any agreement or agreements that the Administrative Agent executes and delivers to waive, amend, or modify any Finance Document in accordance with this Section 12.7 shall be binding on the Lenders and each of the Agents without the further consent of the Lenders or the other Agents.
12.8    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be effective for purposes of binding the parties hereto, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic means will for all purposes be treated as the equivalent of delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
12.9    Effectiveness. Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
12.10    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or
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pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans regardless of any investigation made by any such other party or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 9.1, 9.2, 9.3, 9.8, 11.7, 11.12, 12.1, 12.3, 12.10, 12.13, 12.14, and 12.17 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
12.11    Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
12.12    Entire Agreement. This Agreement, the other Finance Documents, and the documents referred to herein, embody the entire agreement and understanding of the parties hereto and supersede all prior agreements and understandings of the parties hereto relating to the subject matter herein contained. All covenants of the Loan Parties set forth in this Agreement and the other Finance Documents (including Article 5 and Article 6) and all Defaults and Events of Default set forth in Section 7.1 shall be given independent effect so that, in the event that a particular action or condition is not permitted by the terms of any such covenant or would result in a Default, the fact that such event or condition could be permitted by an exception to, or be otherwise within the limitations of, another covenant or another Default or Event of Default shall not avoid the occurrence of a Default or Event of Default in the event that such action is taken or condition exists.
12.13    Reinstatement. The obligations of the Loan Parties under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Borrower agrees that it will indemnify each Secured Party on demand for all reasonable and documented costs and expenses (including fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such reasonable and documented costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
12.14    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial; Waiver of Consequential Damages, Etc.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    To the extent permitted by applicable Government Rule, any legal action or proceeding with respect to this Agreement or any other Finance Document shall, except as provided in paragraph (d) below, be brought in the courts of (i) the State of
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New York in the County of New York or (ii) the United States for the Southern District of New York, and any appellate court from any thereof and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts and submits for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Each of the parties hereto hereby expressly and irrevocably waives the benefit of jurisdiction derived from each of its present or future domicile or otherwise in any such action or proceeding. Nothing in this Agreement or in any other Finance Document shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other Finance Document against the Loan Parties or their properties in the courts of any jurisdiction if applicable Government Rule does not permit a claim, action or proceeding referred to in the first sentence of this Section 12.14(b) to be filed, heard or determined in or by the courts specified therein.
(c)    Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Finance Document brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(d)    To the extent that any Loan Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Loan Party hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Finance Documents and, without limiting the generality of the foregoing, agrees that the waiver set forth in this Section 12.14(d) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for purposes of such act.
(e)    Nothing in this Section 12.14 shall limit the right of the Secured Parties to refer any claim against the Loan Parties to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.
(f)    EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY FINANCE DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE
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DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCE DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(g)    Except with respect to any indemnification obligations of the Borrower under Section 11.7 and Section 12.1 or any other indemnification provisions of the Borrower under any other Finance Document, to the fullest extent permitted by applicable Government Rule, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto or their Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Finance Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No party hereto or its Related Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Finance Documents or the transactions contemplated hereby or thereby.
12.15    Successors and Assigns.
(a)    Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Loan Party shall assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Administrative Agent (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void), (ii) no assignments shall be made to a Defaulting Lender, and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.15. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a
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portion of the Loans at the time owing to it) with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld); provided, that:
(i)    except in the case of an assignment to a Lender or an Affiliate (or an Approved Fund of a Lender), the consent of the Borrower shall be required, which consent shall not be unreasonably withheld, conditioned or delayed;
(ii)    except in the case of an assignment to a Lender or an Affiliate (or an Approved Fund) of a Lender, or an assignment of the entire remaining amount of the assigning Lender’s Commitment(s) or Loans, the amount of the Commitment(s) and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or an integral multiple of $1,000,000 in excess thereof) unless each of the Borrower and the Administrative Agent otherwise consent;
(iii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(iv)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
(v)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
(vi)    the assignee shall satisfy all “know your customer” or similar identification procedures required by the assignor;
provided, further, that (x) any consent of the Borrower otherwise required under this paragraph (b) shall not be required if any Event of Default has occurred and is continuing (provided, that, so long as such Event of Default is not an Event of Default under Section 7.1(a) or 7.1(d), such consent by the Borrower (which shall not be unreasonably withheld, conditioned or delayed) shall be required until the expiration of the time period specified in the final paragraph of Section 7.2) and (y) in the event of a Default, the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed) shall continue to be required during (A) any applicable cure period in respect of such Default and (B) for so long as the P1 Project Company and the Lenders under the P1 Financing Documents or the Borrower and the Lenders hereunder are actively and in good faith negotiating the terms of a waiver or amendment with respect to any such Default. Upon acceptance and recording pursuant to paragraph (c) of this Section 12.15, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an
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Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 9.1, 9.2, 9.3, and 12.1) with respect to facts and circumstances occurring prior to the effective date of such Assignment and Assumption. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e)(e) of this Section 12.15.
(c)    Maintenance of Register by the Administrative Agent. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans (including stated interest) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower or any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 12.15 and any written consent to such assignment required by paragraph (b) of this Section 12.15, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (d).
(e)    Participations. Subject to clause (i) below, any Lender may, without the consent of the Borrower, the Administrative Agent sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Finance Documents (including all or a portion of its Commitments and the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement and the other Finance Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Finance Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Finance Documents and to approve any amendment,
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modification or waiver of any provision of this Agreement or any other Finance Document. Subject to paragraph (f) of this Section 12.15, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 9.1, 9.2 and 9.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 12.15 ; provided, that such Participant (A) agrees to be subject to the provisions of Sections 9.4 and 9.5 as if it were an assignee under paragraph (b) above. Each Lender that grants a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and interest amount of each Participant’s interest in the Loan or other obligations under the Finance Documents held by it (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other Obligations under any Finance Document) except to the extent that such disclosure is necessary to establish that the Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f)    Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Sections 9.1, 9.2 and 9.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(g)    Certain Pledges. Any Lender may at any time, and without notice to, or consent by, any other Person, pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or other central bank (whether in the United States or any other jurisdiction), and this Section 12.15 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)    No Securities Trade. Anything in this Section 12.15 to the contrary notwithstanding, no Lender may assign any interest in any Loan held by it hereunder to any Credit Party or any Affiliate of any Credit Party without the prior written consent of each other Lender.
(i)    Disqualified Institutions.
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(i)    No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement (including through a participation) to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date or any Person that the Borrower removes from the DQ List (including as a result of the delivery of a notice pursuant to, or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (A) any additional designation or removal permitted by the foregoing shall not apply retroactively to any prior or pending assignment or participation, as applicable, to any Lender or Participant and (B) any designation or removal after Financial Close of a Person as a Disqualified Institution shall become effective three Business Days after such designation or removal. Any assignment or participation in violation of this Section 12.15(i)(i) shall not be void, but the other provisions of this Section 12.15(i) shall apply. The Borrower shall deliver notices of any designation or removal of a Disqualified Institution to the Administrative Agent via email to Lodagencyservices@us.mufg.jp and AgencyDesk@us.sc.mufg.jp.
(ii)    If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of Section 12.15(i)(i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) in accordance with the requirements of Section 8.4, terminate any Commitment of such Disqualified Institution or terminate any Commitment of a Lender which has sold a participation to a Participant which is a Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Commitment, (B) in the case of outstanding Loans held by Disqualified Institutions, purchase or prepay such Loans by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Loans or such participation in such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder, or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 12.15(i)), all of its interest, rights and obligations under this Agreement to one or more other assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
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(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to the Lenders by the Borrower or the Administrative Agent, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Finance Documents, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any debtor relief plan, each Disqualified Institution party hereto hereby agrees (1) not to vote on such debtor relief plan, (2) if such Disqualified Institution does vote on such debtor relief plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other debtor relief laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such debtor relief plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other debtor relief laws), and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on an intranet website and notified to the Lenders or (B) provide the DQ List to each Lender requesting the same.
12.16    PATRIOT Act. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the PATRIOT Act.
12.17    Limited Recourse. The obligations of the Loan Parties under this Agreement and the other Finance Documents to which such Person is party thereto shall be secured solely by the Security Documents. Subject to the final paragraph of this Section 12.17, no recourse shall be had for the payment of any Obligations under any Loan or upon any other obligation, covenant or agreement under this Agreement or any other Finance Document, against the Pledgor or any incorporator, direct or indirect stockholder, member, partner, officer, director, employee or agent as such (including members of any management committee or similar body), whether past, present or future, of a Loan Party or any Affiliate or direct or indirect parent thereof or of any
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successor corporation thereto or any Excluded Subsidiary (each, hereinafter, a “Non-Recourse Person”), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise. Notwithstanding the foregoing to the contrary, nothing In this Section 12.17 shall impair or in any way limit any liabilities or obligations of any Non-Recourse Person: (i) under or pursuant to any Finance Document to which such Non-Recourse Person is party (but then only to the extent set forth in and arising under such Finance Document) or (ii) for misappropriation of funds, fraud, gross negligence, or willful misconduct.
12.18    Treatment of Certain Information; Confidentiality.
(a)    The Borrower acknowledges that (i) from time to time financial advisory, investment banking and other services may be offered or provided to it (in connection with this Agreement or otherwise) by each Lender or by one or more subsidiaries or affiliates of such Lender and (ii) information delivered to each Lender by any Credit Party may be provided to each such subsidiary and affiliate, it being understood that any such subsidiary or affiliate receiving such information shall agree with the relevant Lender to be bound by the provisions of Section 12.18(b) as if it were a Lender under this Agreement.
(b)    Each of the Lenders hereby agrees (on behalf of itself and each of its Affiliates and to its and its Affiliates’ respective shareholders, members, partners, directors, officers, employees, agents, advisors, auditors, service providers, and representatives) to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any information supplied to it by or on behalf of any Credit Party in connection with the Finance Documents; provided, that nothing in this Agreement shall limit the disclosure of any such information (i) to the extent requested by any regulatory authority or required by any applicable Government Rule or judicial process, (ii) to counsel for any of the Lenders or any Agent, so long as counsel to such parties agrees, with the relevant Lenders before receiving such information, to maintain the confidentiality of the information as provided in this Section 12.18(b), (iii) to any direct or indirect provider of credit protection to any Lender (so long as each such provider agrees with the relevant Lender, before receiving such information, to maintain the confidentiality of the information as provided in this Section 12.18(b)) or any bank examiners, rating agencies, auditors or accountants, (iv) to any Agent or any other Lender (or any subsidiary or affiliate of any Lender referred to in Section 12.18(a)), (v) after notice to any Credit Party (to the extent such prior notice is legally permitted), in connection with any litigation to which any one or more of the Lenders or any Agent is a party and pursuant to which such Lender or any Agent has been compelled or required to disclose such information upon the advice of counsel to such Lender or Agent, (vi) to any experts engaged by any Agent or any Lender in connection with this Agreement and the transactions contemplated by this Agreement and the other Finance Documents, so long as such parties agree with the relevant Lender, before receiving such information, to maintain the confidentiality of the information as provided in this Section 12.18(b),
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(vii) to the extent that such information is required to be disclosed to a Government Authority in connection with a tax audit or dispute, (viii) in connection with any Event of Default and any enforcement or collection proceedings resulting from such Event of Default or in connection with the negotiation of any restructuring or “work out” (whether or not consummated) of the obligations of any Credit Party under the Finance Documents, (ix) subject to an agreement entered into with the relevant Lender before any such information is provided to it and containing provisions substantially the same as those of this Section 12.18, to any assignee or participant (or prospective assignee or participant) or (x) to pledgees or assignees of a Lender pursuant to Section 12.15(d). In no event shall any Lender or any Agent be obligated or required to return any materials furnished by any Credit Party; provided, that any confidential information retained by such Lender or Agent shall continue to be subject to the provisions of this Section 12.18(b). The obligations of each Lender under this Section 12.18 shall supersede and replace the obligations of such Lender under any confidentiality letter or other confidentiality obligation, in respect of this financing effective prior to the date of the execution and delivery of this Agreement.
12.19    Coordinating Lead Arranger. The parties agree that the Coordinating Lead Arranger, in its capacity as such, shall not have any duties (including any fiduciary or advisory duties), obligations, liability or responsibility under or in connection with this Agreement and the other Finance Documents.
12.20    Restricted Lenders. Notwithstanding anything to the contrary in Section 4.15, Section 5.5(a)(iii), or Section 6.13 of this Agreement, in relation to each Lender that is incorporated in a non-US jurisdiction or that otherwise notifies the Administrative Agent to this effect (each a “Restricted Lender”), the representations and undertakings in the provisions of such Sections shall only apply for the benefit of such Restricted Lender and shall only be given by the Borrower to such Restricted Lender to the extent that the sanctions provisions would not result in any violation of, conflict with or liability under (i) EU Regulation (EC) 2271/96, (ii) section 7 of the foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 and Section 19 paragraph 3 no. 1(a) foreign trade law (AWG) (Außenwirtschaftsgesetz)), or (iii) a similar anti-boycott statute or other applicable Government Rule as in effect in that Restricted Lender’s home jurisdiction.
12.21    Acknowledgment Regarding Any Supported QFCs
(a)    To the extent that the P1 Financing Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the P1 Financing Documents and any Supported QFC may in fact be
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stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(b)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the P1 Financing Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the P1 Financing Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(c)    As used in this Section 12.21, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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[SIGNATURE PAGES FOLLOW]

    88    Credit and Guaranty Agreement (NextDecade LNG)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and acknowledged by their respective officers or representatives hereunto duly authorized, as of the date first above written.
NEXTDECADE LNG, LLC
as Borrower
By: /s/ Brent Wahl
Name: Brent Wahl
Title: Chief Financial Officer

RIO GRANDE LNG SUPER HOLDINGS, LLC
as Subsidiary Guarantor
By: /s/ Brent Wahl
Name: Brent Wahl
Title: Chief Financial Officer

RIO GRANDE LNG INTERMEDIATE SUPER HOLDINGS, LLC
as Subsidiary Guarantor
By: /s/ Brent Wahl
Name: Brent Wahl
Title: Chief Financial Officer
Signature Page to RGLNG Holdco Credit Agreement

MUFG BANK, LTD.
as Administrative Agent
By: /s/ Lawrence Blat
Name: Lawrence Blat
Title: Authorized Signatory

Signature Page to RGLNG Holdco Credit Agreement

MUFG BANK, LTD.
as Lender
By: /s/ Chip Lewis
Name: Chip Lewis
Title: Managing Director
Signature Page to RGLNG Holdco Credit Agreement

Schedule I
to
Credit Agreement
1.    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day as determined by the Administrative Agent, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) Term SOFR for a one-month tenor in effect on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) plus 1.0%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or Term SOFR, respectively.
“ABR Borrowing” means, as to any Borrowing, the ABR Loans comprising such Borrowing.
“ABR Loan” means a Loan that bears interest at a rate based on ABR.
“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Administrative Agent” means MUFG Bank, Ltd., not in its individual capacity, but solely as Administrative Agent hereunder, and each other Person that may, from time to time, be appointed as successor Administrative Agent pursuant to Section 11.1.
“Administrative Questionnaire” means a questionnaire, in a form supplied by the Administrative Agent, completed by a Lender.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly or indirectly Controls, is under common Control with or is Controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is Controlled by any such member or trust. Notwithstanding the foregoing, the definition of “Affiliate” shall not encompass (a) any individual solely by reason of his or her being a director, officer, manager or employee of any Person or (b) any Person solely by reason of their capacity as a Secured Party.
“Agent Indemnitee” shall have the meaning ascribed thereto in Section 11.7.
“Agents” means the Administrative Agent, the Collateral Agent and/or the Depositary (as the context requires).

“Aggregate Interest Loan Commitment” means $12,500,000, as the same may be reduced in accordance with Section 8.4.
“Aggregate Revolving Loan Commitment” means $50,000,000, as the same may be reduced in accordance with Section 8.4.
“Agreement” shall have the meaning ascribed thereto in the introductory paragraph.
“AML Laws” means (i) the USA Patriot Act of 2001, (ii) the U.S. Money Laundering Control Act of 1986, as amended, (iii) the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq., (iv) Laundering of Monetary Instruments, 18 U.S.C. section 1956, (v) Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957, (vi) the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations (Title 31 Part 103 of the US Code of Federal Regulations), and (vii) any other similar laws, rules, and regulations of any jurisdiction applicable to the Borrower or any other Credit Party from time to time concerning or relating to anti-money laundering.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§78m, 78dd-1 through 78dd-3 and 78ff, et seq., and all similar laws, rules, and regulations of any jurisdiction prohibiting bribery or corruption applicable to the Borrower or any of its subsidiaries.
“Anti-Terrorism Laws” means any of the following (a) Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Title 12, Part 595 of the U.S. Code of Federal Regulations), (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), (e) any other similar federal Government Rule having the force of law and relating to combatting terrorist acts or acts of war, and (f) any regulations promulgated under any of the foregoing.
“Applicable Margin” means (a) in respect of Loans that are SOFR Loans, 4.50% and (b) in respect of Loans that are ABR Loans, 3.50%.
“Approved Fund” means any fund administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.15), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.
“Authorized Officer” means (a) with respect to any Person that is a corporation, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-

in-fact, secretary, assistant secretary, or authorized signatory of such Person, (b) with respect to any Person that is a partnership, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, or authorized signatory of a general partner of such Person, and (c) with respect to any Person that is a limited liability company, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, authorized signatory, the manager, the managing member, or a duly appointed officer of such Person.
“Availability Period” means the period commencing on the Financial Close and ending on the earlier to occur of (a) the date that is five Business Days prior to the Final Maturity Date and (b) the date Commitments are terminated upon the occurrence and during the continuance of an Event of Default.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means 11 U.S.C. § 101 et. seq.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided, that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided, that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Finance Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the date of the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Finance

Document in accordance with Section 2.12 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Finance Document in accordance with Section 2.12.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Beneficiary” means each Lender, the Administrative Agent, and the Collateral Agent.
“BHC Act Affiliate” shall have the meaning ascribed thereto in Section 12.21(c).
“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower” shall have the meaning ascribed thereto in the introductory paragraph.
“Borrower’s Knowledge” means the knowledge (which shall be to the best of such Person’s knowledge after diligent inquiry) of the Persons listed on Schedule III or any senior or supervisory personnel of the Borrower with responsibility for the administration of the Finance Documents that replace such Persons in their respective roles. Any notice delivered to the Borrower in accordance with the requirements hereunder by a Secured Party shall be deemed to provide the Borrower with Borrower’s Knowledge of the facts included therein.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of a SOFR Borrowing, having the same Interest Period made by the Lenders.
“Borrowing Date” means (a) with respect to Revolving Loans, the date on which all the conditions in Section 3.2 are met (or waived in accordance with Section 12.7) and a Borrowing occurs and (b) with respect to Interest Loans, the date on which all the conditions in Section 3.3 are met (or waived in accordance with Section 12.7) and a Borrowing occurs.
“Business Day” means any day that is not a Saturday, Sunday or any other day which is a legal holiday or a day on which banking institutions are permitted to be closed in New York, New York.
“Cash Equivalents” means:
(a)    Dollars;
(b)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(c)    marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s (or, if any of such entities cease to provide such ratings, the equivalent rating from any other Recognized Credit Rating Agency);
(d)    certificates of deposit, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of “B” or better;
(e)    repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (b), (c), and (d) above entered into with any financial institution meeting the qualifications specified in clause (d) above;
(f)    commercial paper or tax exempt obligations having one of the two highest ratings obtainable from Moody’s or S&P (or, if any of such entities cease to provide such ratings, the equivalent rating categories from any other Recognized Credit Rating Agency) and, in each case, maturing within one year after the date of acquisition; and
(g)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition or a money market fund or a qualified investment fund (including any such fund for which the Depositary or any Affiliate thereof acts as an advisor or a manager) given one of the two highest long-term ratings available from S&P or Moody’s (or, if any of such entities cease to provide such ratings, the equivalent rating categories from any other Recognized Credit Rating Agency).
“CD Credit Agreement” means the Credit Agreement, dated as of July 12, 2023, by and among the P1 Project Company, the P1 Administrative Agent, the P1 Collateral Agent, the CD Revolving LC Issuing Banks (as defined therein) that are party thereto from time to time, and the CD Senior Lenders (as defined therein) that are party thereto from time to time, as amended by the Amendment No. 1 to CD Credit Agreement, dated as of November 1, 2023.
“CFCo” has the meaning set forth in the recitals.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Government Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 9.2(b), by any lending office of such Lender or by the Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Government Authority charged with its interpretation or administration made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Claim” shall have the meaning ascribed thereto in Section 12.1(d).
“Class A Units” means the “Class A Units” as such term is defined in the RG Intermediate Holdings LLC Agreement.
“Closing Date Financial Model” means the financial projections in the form attached as Exhibit H.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means, collectively, all “Collateral” as such term is defined in the Security and Depositary Agreement and the other Security Documents and all other real and personal property which is subject, from time to time, to the security interests or Liens granted by the Security Documents.
“Collateral Agent” means Wilmington Trust, National Association or any successor to it appointed pursuant to the terms of the Security and Depositary Agreement.
“Commitments” means, collectively, the Revolving Loan Commitments and the Interest Loan Commitments.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 9.3 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Finance Documents).
“Construction Budget and Schedule” means the Construction Budget and Schedule (as defined in the CD Credit Agreement) most recently delivered to the P1 Administrative Agent pursuant to the CD Credit Agreement.
“Contest” or “Contested” means, with respect to any Person, with respect to any Taxes or any Lien imposed on Property of such Person (or the related underlying claim for labor, material, supplies or services) by any Government Authority for Taxes or with respect to obligations under ERISA or any mechanics’ lien (each, a “Subject Claim”), a contest of the amount, validity or application, in whole or in part, of such Subject Claim pursued in good faith and by appropriate legal, administrative or other proceedings diligently conducted so long as appropriate reserves have been established with respect to any such Subject Claim in accordance with GAAP.
“Contracted Revenues” has the meaning set forth in the P1 Common Terms Agreement.
“Contributing Guarantors” has the meaning set forth in Section 10.2.
“Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and, in any event, any Person owning greater than 50% of the voting securities of another Person shall be deemed to Control that Person.
“Coordinating Lead Arranger and Bookrunner” means MUFG Bank, Ltd.
“Covered Entity” shall have the meaning ascribed thereto in Section 12.21(c).
“Covered Party” shall have the meaning ascribed thereto in Section 12.21(a).
“Credit Party” means the Borrower, each Subsidiary Guarantor, and the Pledgor (as the context requires).
“Default” means an event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would become an Event of Default.
“Defaulting Lender” means a Lender which (a) has defaulted in its obligations (i) to fund any Loan or otherwise failed to comply with its obligations under Section 2.1 or otherwise failed to comply with its obligations under Section 2.2 unless (x) such default or failure is no longer continuing or has been cured within two Business Days after such default or failure or (y) such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding in accordance with this Agreement (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.1 or 2.2 or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied in accordance with this Agreement), (c) has failed, within three Business Days after written request by the Administrative Agent, the Borrower to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Bankruptcy Code or any applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or national regulatory authority acting in such a capacity, or (e) has become the subject of a Bail-In Action; provided, that for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Government Authority or (ii) in the case of a Solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Government Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if Government Rule requires that such appointment not be publicly disclosed, in any case, where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Government Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of the clauses above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.
“Default Right” shall have the meaning ascribed thereto in Section 12.21(c).
“Definitions Agreement” means that certain Definitions Agreement, dated as of July 12, 2023, by and among the Borrower, the P1 Project Company, and the RG Facility Entities (as defined in the P1 Common Terms Agreement).
“Depositary” means Wilmington Trust, National Association or any successor to it appointed pursuant to the terms of the Security and Depositary Agreement.
“Discharge Date” means the date on which (a) the Collateral Agent, the Administrative Agent, and the Secured Parties shall have received payment in full in cash of all of the Obligations and all other amounts owing to the Collateral Agent, the Administrative Agent, the

Secured Parties under the Finance Documents (other than Obligations thereunder that by their terms survive and with respect to which no claim has been made by the applicable Secured Parties) and (b) the Commitments shall have terminated, expired or been reduced to zero Dollars.
“Disregarded Domestic Person” shall have the meaning ascribed thereto in the definition of “Excluded Subsidiary”.
“Distributions” means any of the following:
(a)    (i) any dividend or distribution (in cash, property or obligations) on or any other payment or distribution on account of or any payment for or any purchase, redemption, retirement or other acquisition, directly or indirectly of, any ownership interests in the Borrower, (ii) any option or warrant for the purchase or acquisition of any such ownership interests, (iii) interest and principal repayment on any intercompany loans or (iv) the setting apart of any money for a sinking or other analogous fund for any of the foregoing; and
(b)    (i) any payment (in cash, property or obligations) with respect to principal or interest on or any other payment or distribution on account of or any payment for, the purchase, redemption, retirement or other acquisition of, Permitted Subordinated Debt or (ii) the setting apart of any money for a sinking or other analogous fund for any of the foregoing.
“Disqualified Institution” means (a) any Person set forth by the Borrower on Schedule 12.15(i) as of the date of Financial Close, as updated from time to time by the Borrower by three Business Days’ prior written notice to the Administrative Agent to add any competitor of any Loan Party, Global Infrastructure Management, LLC, TotalEnergies SE, and their respective subsidiaries, and such competitor’s Affiliates or (b) any clearly identifiable (solely on the basis of its name or as identified by the Borrower to the Administrative Agent) Affiliate of the entities described in clause (a); provided, that “Disqualified Institution” shall not include in each case a Disqualified Institution Debt Fund Affiliate of any entity not listed under the heading “Group A” in Schedule 12.15(i) hereto; provided, further, that the Borrower shall not add more than two additional entity names per calendar year to “Group A” under Schedule 12.15(i) following the date of Financial Close; provided, further, that any designation as a “Disqualified Institution” shall not apply retroactively to any then current Lenders or any entity that has acquired an assignment or participation interest in any Revolving Loans or Interest Loans in accordance with and under this Agreement.
“Disqualified Institution Debt Fund Affiliate” means a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course, is not organized for the purpose of making equity investments, and with respect to which (a) any such Disqualified Institution Debt Fund Affiliate has in place customary information barriers between it and the applicable Disqualified Institution and any Affiliate of the applicable Disqualified Institution that is not primarily engaged in the investing activities described above, (b) its managers have fiduciary duties to the investors thereof independent of and in addition to their duties to the applicable Disqualified Institution and any Affiliate of the applicable Disqualified Institution, and (c) the Disqualified Institution and investment vehicles managed or advised by such Disqualified Institution that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not, either directly or indirectly, make investment decisions for such entity.
“Dollars” and “$” mean the lawful currency of the United States from time to time.
“DQ List” shall have the meaning ascribed thereto in Section 12.15(i)(iv).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Environmental Claim” shall have the meaning ascribed thereto in the P1 Common Terms Agreement.
“Environmental Law” shall have the meaning ascribed thereto in the P1 Common Terms Agreement.
“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any Person, trade, or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by any Loan Party or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by any Loan Party or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is or is expected to be “insolvent” (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in “at-risk status” (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is or is expected to be in “endangered status”, “critical status” or “critical and declining status” (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (j) the engagement by any Loan Party or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon any Loan Party pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.
“Erroneous Payment” has the meaning assigned to such term in Section 11.14.
“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 11.14(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 11.14(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 11.14(f).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning ascribed thereto in Section 7.1.
“Excluded Subsidiary” means:
(a)    each P1 Excluded Subsidiary;

(b)    each Specified Subsidiary;
(c)    any Subsidiary formed to undertake an Other Expansion;
(d)    any Unrestricted Subsidiary and each of its Subsidiaries;
(e)    any Subsidiary that as of the last day of the Fiscal Quarter of the Borrower most recently ended for which financial statements have been (or were required to be) delivered, contributes less than 1.00% individually, or 2.50% in the aggregate, of the consolidated total assets of the Borrower;
(f)    any Subsidiary (i) that is prohibited from providing a Guaranty by (A) any law or regulation or (B) any contractual obligation, that in the case of this clause (B), exists as of the date hereof or at the time such Subsidiary becomes a Subsidiary (and was not entered into in contemplation thereof) or (ii) that would require a Government Approval in order to provide such Guaranty (unless such Government Approval has been obtained) or where the provision of such Guaranty would otherwise result in material adverse tax consequences as reasonably determined by the Borrower;
(g)    any direct or indirect Foreign Subsidiary;
(h)    any direct or indirect domestic Subsidiary (i) substantially all of the assets of which consist of the equity and/or debt of one or more Foreign Subsidiaries or (ii) that is treated as a disregarded entity for U.S. federal income Tax purposes that has no material assets other than equity and/or debt of one or more Foreign Subsidiaries (either of clauses (i) or (ii), a “Disregarded Domestic Person”);
(i)    any domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary or a Disregarded Domestic Person;
(j)    not-for-profit Subsidiaries and captive insurance Subsidiaries, if any;
(k)    solely in the case of any obligation under any Hedging Agreement that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act (after giving effect to a customary “keepwell” provision applicable under the Guaranty), any Subsidiary that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act;
(l)    from and after the P2 FID Date, each P2 Project Entity the Equity Interests in which are not directly owned by any Loan Party; and
(m)    any other Subsidiary to the extent that the cost, burden, difficulty or consequence of providing such Guaranty outweighs or is disproportionate to the benefit afforded thereby as reasonably determined by the Borrower and the Administrative Agent (including after accounting for any adverse effects on non-U.S. taxes, interest deductibility, stamp duty, registration taxes and notarial costs).

Notwithstanding the foregoing, at any time prior to the P2 FID Date, any P2 Project Entity shall not be an Excluded Subsidiary for purposes of this Agreement.
“Excluded Taxes” means, with respect to any Agent or any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower under any Finance Document (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any Taxes imposed as a result of the failure of any Agent or any Lender to comply with Section 9.1(g) or Section 9.1(h), (c) any Taxes imposed under FATCA, and (d) in the case of a Lender, any U.S. federal withholding Tax imposed on amounts payable to or for the account of such Person with respect to an applicable interest in a Finance Document pursuant to the laws and treaties in effect on the date on which (i) such Persons acquires such interest in the Finance Document (other than pursuant to an assignment request by the Borrower under Section 9.5) or (ii) such Person changes its lending office, except in each case to the extent, pursuant to Section 9.1, amounts with respect to such Taxes were payable either to such Person’s assignor immediately before such Person becomes a party hereto or to such Person immediately before it changed its lending office.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Fee Letters” means each of the fee letters, dated on or around the date hereof, between the Borrower, on the one hand, and each Lender, Administrative Agent or Collateral Agent, on the other hand.
“FID” means the final investment decision by the board of directors of the Pledgor.
“Final Maturity Date” means the date that is the earlier of (a) the second anniversary of the date of Financial Close or such later anniversary of the date of Financial Close that may be determined by a unanimous decision of the Lenders following a written request to that effect from the Borrower and (b) ten Business Days after the P2 FID Date; provided, that the Borrower may, by notice to the Administrative Agent, extend the Final Maturity Date to the date that is ninety days after the date in clause (b) of this definition subject to delivery of a written notice to the Lenders specifying in reasonable detail the Borrower’s expected source of liquidity to repay all outstanding Obligations on the last day of such ninety days extension.
“Finance Documents” means, individually or collectively, as the context may require, the following agreements and instruments:
(a)    this Agreement (including any Joinder or accession agreement hereto);
(b)    the Fee Letters;
(c)    the Security Documents; and
(d)    any other document agreed as such by the Administrative Agent and any Loan Party party thereto.
“Financial Close” means the date hereof, which is the date on which all the conditions in Section 3.1 are met (or waived in accordance with Section 12.7).
“Fiscal Quarter” means each three-month period commencing on each January 1, April 1, July 1, and October 1 of any Fiscal Year and ending on the next March 31, June 30, September 30, and December 31, respectively.
“Fiscal Year” means any period of twelve consecutive calendar months beginning on January 1 and ending on December 31 of each calendar year.
“Fitch” means Fitch Ratings, Ltd., or any successor to the rating agency business thereof.
“Floor” means a rate of interest equal to 0%.
“Foreign Lender” means any Lender that is not a US Person.
“Foreign Subsidiary” means any existing or future direct or indirect Subsidiary of the Borrower organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia.
“Funding Guarantor” has the meaning set forth in Section 10.2.
“GAAP” means generally accepted accounting principles and standards in the United States, as in effect from time to time.
“Gas” means any hydrocarbon or mixture of hydrocarbons consisting predominantly of methane which is in a gaseous state at a temperature of 15° Celsius and at an absolute pressure of 1,013.25 millibars.
“Government Approval” means (a) any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, claim, order,

judgment or decree of, by or with, (b) any required notice to, (c) any declaration of or with, or (d) any registration by or with any Government Authority.
“Government Authority” means any supra-national, federal, state or local government or political subdivision thereof or quasi-government or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any central bank) and having jurisdiction over the Person or matters in question.
“Government Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Government Authority, including all common law, which is applicable to any Person, whether now or hereafter in effect.
“Guaranteed Obligation” has the meaning set forth in Section 10.1.
“Guaranty” means the guaranty of each Subsidiary Guarantor set forth in Article 10.
“Hedging Agreement” means any agreement (other than this Agreement) in respect of any interest rate swap, forward rate transaction, commodity swap, commodity option, interest rate option, interest or commodity cap, interest or commodity collar transaction, currency swap agreement, currency future or option contract or other similar agreements.
“Illegality Notice” has the meaning specified in Section 9.2.
“Indebtedness” means, as to any Person at any time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for or in respect of borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (c) all obligations of such Person for representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; (d) all obligations of such Person that are or should be reflected on such Person’s balance sheet as financial leases; (e) net obligations of such Person under any Hedging Agreement; (f) reimbursement obligations (contingent or otherwise) pursuant to any performance bonds; (g) whether or not so included as liabilities in accordance with GAAP, Indebtedness of others described in clauses (a) through (f) above secured by (or for which the holder thereof has an existing right, contingent or otherwise, to be secured by) a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; and (h) all guarantees of such Person in respect of any of the foregoing. The amount of any net obligation under any Hedging Agreement of any Person on any date shall be deemed to be the net termination value thereof as of such date for which such Person would be liable thereunder.
“Indemnified Liabilities” shall have the meaning ascribed thereto in Section 11.7.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Finance Document, and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” shall have the meaning ascribed thereto in Section 12.1.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing substantially the form attached as Exhibit E or otherwise in a form approved by the Administrative Agent.
“Interest Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Interest Loans, as set forth opposite the name of such Lender in the column entitled “Interest Loan Commitment” in Schedule II, or if such Lender has entered into one or more Assignment and Assumptions, set forth opposite the name of such Lender in the Register maintained by the Administrative Agent pursuant to Section 12.15(c) as such Lender’s Interest Loan Commitment, as the same may be reduced in accordance with Section 8.4.
“Interest Loans” means each loan made pursuant to Section 2.1(a)(ii), Section 2.2, and Section 2.4.
“Interest Obligations” means interest in respect of Indebtedness constituting the Obligations.
“Interest Payment Date” means (a) as to any ABR Loan, the last Business Day of each March, June, September and December and the Final Maturity Date and (b) as to any SOFR Loan, the last day of each Interest Period therefor and the Final Maturity Date.
“Interest Period” shall mean, as to any Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three, or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Borrowing Request or Interest Election Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Final Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 2.12(d)shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.
“Investment” means, for any Person:

(a)    the acquisition (whether for cash, Property of such Person, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any other sale of any securities at a time when such securities are not owned by the Person entering into such sale);
(b)    the making of any deposit with or advance, loan, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days representing the purchase price of inventory or supplies sold in the ordinary course of business);
provided, that the term “Investment” shall not include any Permitted Payments.
“IRS” means the United States Internal Revenue Service.
“Joinder” means a joinder to this Agreement in the form attached as Exhibit G.
“Lenders” means any Lender with a Commitment or an outstanding Loan and any other Person that shall have become a Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Lien” means, with respect to any property of any Person, any mortgage, lien, pledge, trust, charge, lease, easement, servitude, hypothec, security interest or encumbrance of any kind in respect of such property of such Person. A Person shall be deemed to own subject to a Lien any property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such property.
“Loan Party” means the Borrower and each Subsidiary Guarantor.
“Loan Party Power” means, with respect to each applicable action, event or circumstance of RG Intermediate Holdings or its Subsidiaries, such action, event or circumstance that is within the actual power and authority of a Loan Party (acting directly or indirectly (including through the other Loan Parties)) to cause RG Intermediate Holdings or such Subsidiary to take or do such action, event or circumstance of RG Intermediate Holdings or such Subsidiary, as applicable, or to prevent RG Intermediate Holdings or such Subsidiary from taking, doing or allowing to exist such action, event or circumstance of RG Intermediate Holdings or such Subsidiary, as applicable, subject to any fiduciary or similar duties, in each case, as reasonably determined by the Borrower in good faith. For the avoidance of doubt, nothing in this Agreement shall require any Loan Party to seek or obtain any amendments to Organic Documents of any non-wholly owned Subsidiary or contractual obligation as in effect on the date hereof to expand or modify any right, power, or authority of the Loan Parties or any of their Subsidiaries thereunder.

“Loans” means depending on the context, any of the Revolving Loans and/or Interest Loans.
“Majority Lenders” means, at any time, Lenders having outstanding Loans, representing more than 50% of the sum of the total outstanding Loans at such time. The Loans of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.
“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise), business, operations, properties or assets of the Loan Parties, taken as a whole, (b) the ability of the Credit Parties to fully and timely perform and comply with their payment and other material obligations under the Finance Documents taken as a whole, or (c) the security interests of the Secured Parties, taken as a whole.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is contributed to by any Loan Party or any ERISA Affiliate.
“Non-Consenting Lender” shall have the meaning ascribed thereto in Section 9.5(b).
“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender.
“Non-Recourse Person” shall have the meaning ascribed thereto in Section 12.17.
“Notice of Borrowing” shall have the meaning ascribed thereto in Section 2.4.
“Obligations” means all obligations and liabilities of any Loan Party arising under or in connection with a Finance Document, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter arising, in respect of (a) the principal of and interest on all Loans, (b) fees payable under any Finance Document, and (c) all other amounts payable by a Loan Party to any Agent or any Lender pursuant to any Finance Document, including any premium, reimbursements, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities (including all fees, charges, expenses and disbursements of counsel to any Agent or any Lender) due and payable to any Agent or any Lender and including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to a Loan Party.
“Obligee Guarantor” has the meaning set forth in Section 10.7.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Laws” means any laws, regulations, and executive orders relating to the economic sanctions programs administered by OFAC, including the International Emergency Economic Powers Act, 50 U.S.C. sections 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. sections 1 et seq.; and the Office of Foreign Assets Control, Department of the

Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).
“Organic Documents” means, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, with respect to any Person that is a limited liability company, its certificate of formation or articles of organization and its limited liability company agreement, and, with respect to any Person that is a partnership or limited partnership, its certificate of partnership and its partnership agreement.
“Other Connection Taxes” means, with respect to any Agent, any Lender, or any other recipient of any payment made pursuant to any obligation of the Borrower under any Finance Document, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Finance Document, or sold or assigned an interest in any of the Finance Document).
“Other Expansion” means the development of any liquefaction train and the related common facilities at the Rio Grande Facility other than in respect of the P1 Project and the P2 Project.
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Finance Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Finance Document.
“P1 Administrative Agent” shall have the meaning ascribed thereto in the P1 Common Terms Agreement.
“P1 Collateral Agent” shall have the meaning ascribed thereto in the P1 Common Terms Agreement.
“P1 Common Terms Agreement” means that certain Common Terms Agreement, dated as of July 12, 2023, with the senior secured debt holder representatives party thereto from time to time, and MUFG Bank, Ltd., as the P1 Intercreditor Agent.
“P1 Designated Offtake Agreement” means each agreement defined as a “Designated Offtake Agreement” in the P1 Common Terms Agreement.
“P1 Excluded Subsidiary” means Rio Grande LNG Intermediate Holdings, LLC, Rio Grande LNG Holdings, LLC, and the P1 Project Company.
“P1 Financing Document” shall have the meaning ascribed thereto in the P1 Common Terms Agreement.

“P1 Intercreditor Agent” shall have the meaning ascribed thereto in the P1 Common Terms Agreement.
“P1 Material Project Documents” means each agreement defined as a “Material Project Document” in the P1 Common Terms Agreement.
“P1 Project” shall have the meaning ascribed thereto in the recitals.
“P1 Project Company” shall have the meaning ascribed thereto in the recitals.
“P1 Project Event of Default” means an “Event of Default” under and as defined in the P1 Financing Documents.
“P2 Debt Financing” means any Indebtedness incurred by the P2 Project Borrower to fund the P2 Project.
“P2 FID Date” means FID in respect of the P2 Project.
“P2 Financing Documents” means (a) any agreement, document, or instrument pursuant to which one or more Persons lend monies, finance, or provide financial support in any form in respect of the P2 Project and (b) all security agreements, documents, or instruments entered into in relation thereto.
“P2 Project” means the T4 Expansion and all other expansions to the Rio Grande Facility that will be funded by the P2 Debt Financing.
“P2 Project Borrower” means the borrower under the P2 Financing Documents.
“P2 Project Companies” means each wholly-owned Subsidiary of the P2 Project Borrower.
“P2 Project Pledgor” means the immediate parent of the P2 Project Borrower.
“P2 Project Entities” means (a) the P2 Project Companies, (b) the P2 Project Borrower, (c) the P2 Project Pledgor, and (d) any Subsidiary of the Borrower that (x) owns a direct or indirect interest in the P2 Project Pledgor and (y) does not own a direct or indirect interest in the P1 Excluded Subsidiaries.
“P2 Sponsor Financing” means any common equity, preferred equity, Indebtedness (other than the P2 Debt Financing), or other financing incurred by any entity directly or indirectly owned by the Borrower, the proceeds of which will be used primarily to fund the Borrower’s and its Subsidiaries’ direct or indirect equity contribution obligations under the P2 Financing Documents.
“P2 Sponsor Financing Documents” means (a) any agreement, document, or instrument pursuant to which one or more Persons lend monies, finance, or provide financial support in any form in respect of the P2 Sponsor Financing and (b) all security agreements, documents, or instruments entered into in relation thereto.
“Participant” shall have the meaning ascribed thereto in Section 12.15(e).
“Participant Register” shall have the meaning ascribed thereto in Section 12.15(e).
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L.107-56, signed into law October 26, 2001.
“Payment Recipient” has the meaning assigned to such term in Section 11.14(a).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under Title IV of ERISA.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, other than a Multiemployer Plan) that is maintained or is contributed to by any Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Business” means (a) the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation, and maintenance of the Rio Grande Facility, all activity reasonably necessary or undertaken in connection with the foregoing and any activities incidental or related to any of the foregoing, including, the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation, and maintenance of any facilities reasonably related to or using by-products of the Rio Grande Facility (including carbon capture and sequestration by the Borrower or its Affiliates), (b) the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation, and maintenance of carbon capture and sequestration projects, all activity reasonably necessary or undertaken in connection with the foregoing, and any activities incidental or related to any of the foregoing, (c) with respect to the Borrower, the ownership of each of the Specified Subsidiaries, and (d) any business activities related to or complementary to the foregoing.
“Permitted Indebtedness” shall have the meaning ascribed thereto in Section 6.2.

“Permitted Interest Rate Swap Agreements” means any interest rate swap or similar derivative instrument or agreement entered into solely for purpose of hedging interest rate exposure under the Loans and that is otherwise on arm’s-length terms and not for speculative (or any other) purposes and, if any such Permitted Interest Rate Swap Agreement is to be secured, as a condition precedent to the execution thereof, the counterparty to such proposed secured Permitted Interest Rate Swap Agreement has entered into an intercreditor agreement in form and substance reasonably acceptable to the Lenders.
“Permitted Lien” shall have the meaning ascribed thereto in Section 6.3.
“Permitted Payments” means any payment on behalf of the Pledgor (or a transfer to the Pledgor for direct payment) of (a) amounts payable by any direct or indirect parent of the Borrower or any Subsidiary of such parent on account of (i) operating costs and expenses incurred in the ordinary course of business, (ii) corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) which, in the case of this clause (ii), are reasonable and customary and incurred in the ordinary course of business and attributable to the Pledgor’s status as a publicly traded entity, and to the operations of the Pledgor, as well as the ownership and operation its Subsidiaries, (iii) transaction expenses, and (iv) any reasonable and customary indemnification claims made by directors, managers or officers of such parent, or such parent’s Subsidiaries, attributable to the ownership or operations of such parent’s Subsidiaries and (b) any payment or transfer by the Borrower to the Pledgor of funds held by a Loan Party as available cash on hand immediately prior to Financial Close.
“Permitted Priority Liens” means Liens that pursuant to Government Rules, are entitled to the same or a higher priority than the Liens granted for the benefit of the Collateral Agent under the Security Documents.
“Permitted Subordinated Debt” means any unsecured Indebtedness of the Borrower for borrowed money that is fully subordinated to the Senior Secured Obligations and to the rights of the Secured Parties pursuant to a subordination agreement, that is satisfactory to the Administrative Agent, acting reasonably.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or Government Authority.
“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA maintained or established for employees of any Loan Party, or any such plan to which such Loan Party is required to contribute on behalf of any of its employees or with respect to which such Loan Party has or may have any liability.
“Pledge Agreement” means that Pledge Agreement, dated as of the date hereof, by and between the Pledgor and the Collateral Agent.
“Pledgor” means NextDecade Corporation, a corporation formed under the laws of the State of Delaware.

“Prepayment Notice” shall have the meaning ascribed thereto in Section 8.3.
“Present Value” means the present value of each a stream of cash flows using the PV function in Microsoft Excel and a discount rate of 10%.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Person acting as the Administrative Agent as its prime rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“QFC” shall have the meaning ascribed thereto in Section 12.21(c).
“QFC Credit Support” shall have the meaning ascribed thereto in Section 12.21.
“Quarterly Payment Date” means each March 31, June 30, September 30, and December 31 that occurs after the date hereof.
“Recognized Credit Rating Agency” means Moody’s, S&P, Fitch, or any other nationally recognized statistical rating organization identified as such by the U.S. Securities Exchange Commission or such other nationally recognized rating agency as approved by the Administrative Agent (on behalf of the Majority Lenders) in its reasonable judgment.
“Register” shall have the meaning ascribed thereto in Section 12.15(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” shall have the meaning assigned to such term in the Definitions Agreement.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty day notice period has been waived.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Lender” shall have the meaning ascribed thereto in Section 12.20.

“Restricted Person” means at any time, any Person that is: (a) the target of Sanctions; (b) listed on a Sanctions List; (c) any Person located, organized or ordinarily resident in, or any governmental entity or governmental instrumentality of, a Sanctioned Country; or (d) any Person 50% or more directly or indirectly owned by, controlled, or acting for the benefit or on behalf of, any Person described in clauses (a) or (b) hereof.
“Revolving Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans, as set forth opposite the name of such Lender in the column entitled “Revolving Loan Commitment” in Schedule II, or if such Lender has entered into one or more Assignment and Assumptions, set forth opposite the name of such Lender in the Register maintained by the Administrative Agent pursuant to Section 12.15(c) as such Lender’s Revolving Loan Commitment, as the same may be reduced in accordance with Section 8.4.
“Revolving Loans” means each loan made pursuant to Section 2.1(a)(i), Section 2.2, and Section 2.4.
“RG Holdings” means Rio Grande LNG Holdings, LLC.
“RG Intermediate Holdings” means Rio Grande LNG Intermediate Holdings, LLC.
“RG Intermediate Holdings LLC Agreement” means Amended and Restated Limited Liability Company Agreement of RG Intermediate Holdings, dated as of July 12, 2023, by and among RG Intermediate Holdings and the other parties thereto.
“RG Intermediate Super Holdings” means Rio Grande LNG Intermediate Super Holdings, LLC.
“RG Super Holdings” means Rio Grande LNG Super Holdings, LLC.
“Rio Grande Facility” shall have the meaning ascribed thereto in the Definitions Agreement.
“RP Account” shall have the meaning ascribed thereto in the Security and Depositary Agreement.
“S&P” means S&P Global Ratings or any successor thereto.
“Sanctioned Country” means at any time, a country, region, or territory which is the subject or target of comprehensive territorial Sanctions broadly restricting or prohibiting dealings with such country, region, or territory (currently, Crimea, Cuba, Iran, North Korea, Syria, the so-called Luhansk People’s Republic and the so-called Donetsk People’s Republic).
“Sanctions” means economic or financial sanctions or trade embargoes or similar restrictive measures enacted, imposed, administered and enforced from time to time by (a) the U.S. government, including those administered by OFAC, the U.S. Department of State or the U.S. Department of Commerce, (b) the United Nations Security Council, (c) the European Union (as a whole and not each member state), (d) the United Kingdom, (e) Canada, (f) Germany, or (g)

any other relevant authority to whose laws the Credit Parties or any Credit Party’s Subsidiaries are subject.
“Sanctions List” means the OFAC SDN List, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of sanctions designation under Sanctions Regulations made by, any of the Sanctions Authorities but excluding, in all cases, to the extent such list is made by any Sanctions Authority and targeted against the United States or Persons in or connected to the United States.
“Sanctions Authorities” means (a) the United States, (b) the United Nations (acting through the United Nations Security Council as a whole and not each individual member or member state), (c) the European Union (as a whole and not each member state), (d) the United Kingdom, (e) Canada, (f) Germany, and (g) any other relevant authority to whose laws the Credit Parties or any Credit Party’s Subsidiaries are subject; or (h) the respective governmental institutions and agencies of any of the foregoing, including OFAC, the United States Department of State, and HMT.
“Sanctions Regulations” means the applicable economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the Sanctions Authorities, including the OFAC Laws but excluding, in all cases, to the extent administered, enacted or enforced by any other Sanctions Authority against the United States.
“Sanctions Violation” shall have the meaning ascribed thereto in Section 5.5(b).
“Secured Parties” means, without duplication, (a) each Lender and (b) each Agent.
“Security and Depositary Agreement” means the Security and Depositary Agreement, dated on or around Financial Close, entered into by and among the Loan Parties, the Collateral Agent, the Depositary, and the Administrative Agent.
“Security Documents” means, individually or collectively, as the context may require, each of the following:
(a)    the Security and Depositary Agreement;
(b)    the Pledge Agreement; and
(c)    any other document, agreement, instrument or filing executed in favor of the Collateral Agent for the benefit of any Secured Party (including any replacement of or supplement to the Security Documents set forth above) pursuant to Section 5.3.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “ABR”.
“Solvent” means, with respect to any Person, as of the date of any determination, that on such date: (a) the fair valuation of the property of such Person is greater than the total liabilities, including contingent liabilities, of such Person; (b) the present fair saleable value of and the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to current and anticipated future business conduct. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Subsidiaries” means CFCo, Rio Grande LNG LandCo, LLC, Rio Grande LNG InsuranceCo, LLC, Rio Grande LNG Gas Supply LLC, Rio Grande Gas Marketing LLC, Galveston Bay LNG, LLC, BlueOcean LNG, LLC, ND Global Solutions, LLC, El Dorado Pipeline, LLC, El Dorado Pipeline Marketing, LLC, Rio Grande Insurance Holding LLC, Rio Grande LNG Gas Marketing LLC, Rio Grande LNG Operations LLC, Rio Grande LNG Train 3 LLC and NextDecade LNG Marketing (Private) Ltd.
“Subsidiary” means, for any Person, any other Person (whether now existing or hereafter organized) for which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors or other managers are at the time owned or Controlled by such first Person or one or more Subsidiaries of such first Person or any combination thereof.
“Subsidiary Guarantor” means RG Super Holdings, RG Intermediate Super Holdings, and each Subsidiary of the Borrower that, after the date hereof, executes a Joinder or such other accession agreement to this Agreement (accepted and agreed by, and in form and substance reasonably satisfactory to, the Administrative Agent) as a Subsidiary Guarantor, in each case until such Person shall cease to be a Subsidiary Guarantor in compliance with the provisions of this Agreement.
“Supported QFC” shall have the meaning ascribed thereto in Section 12.21.

“T4 Expansion” means the development of the first liquefaction train and the related common facilities at the Rio Grande Facility to take FID after the date hereof.
“Taxes” means all present or future taxes of every kind (including gross and net income, gross and net receipts, contributions, capital gains, excess profits and minimum taxes, taxes on tax preferences, capital, net worth, franchise, sales, harmonized, use, value-added, stamp, documentary, excise, property and other similar taxes), withholdings, levies, imposts, duties, deductions and other similar charges and fees now or in the future imposed by any Government Authority, together with all interest, additions to tax, penalties and similar add-ons payable with respect thereto.
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Trade Date” shall have the meaning ascribed thereto in Section 12.15(i)(i)2.6(c)(ii).
“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or ABR.
“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any security interest is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” will mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions of this Agreement relating to such perfection, priority or remedies.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” or “U.S.” means the United States of America.
“Unrestricted Subsidiary” means any Subsidiary of a Loan Party formed or acquired after the date hereof and designated by a resolution of the board of directors or similar governing body (or, in the case of a limited partnership, of the general partner, acting on behalf of such limited partnership) of such Loan Party (including a general standing authorization of such governing bodies or Persons, as applicable, granting authorization to an Authorized Officer of such Loan Party to so designate) as an Unrestricted Subsidiary subsequent to the date hereof, and in each case, any Subsidiary formed or acquired by an Unrestricted Subsidiary following such

Unrestricted Subsidiary’s designation; provided, that each of the following conditions is satisfied at the time of such designation:
(a)    immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or result therefrom;
(b)    any Indebtedness of the Unrestricted Subsidiary shall be non-recourse to the Loan Parties unless the credit support (including any Liens on the Equity Interests of such Unrestricted Subsidiary) provided by any Loan Party is permitted by this Agreement;
(c)    such Unrestricted Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Loan Parties; and
(d)    the Borrower has delivered to the Administrative Agent an Authorized Officer’s certificate certifying that the conditions set forth in clauses (a) through (c) above have been satisfied.
“US Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“US Special Resolutions Regimes” shall have the meaning ascribed thereto in Section 12.21.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Tax Compliance Certificate” shall have the meaning ascribed thereto in Section 9.1.
“Withholding Agent” means any Loan Party or the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

2.    Principles of Construction.
(a)    In this Agreement, except to the extent specified to the contrary or where the context otherwise requires:
(i)    the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement;
(ii)    references to “Articles”, “Sections”, “Schedules”, “Exhibits”, and “Appendices” are references to sections of, and schedules, exhibits and appendices to, this Agreement;
(iii)    references to “assets” includes property, revenues, and rights of every description (whether real, personal or mixed and whether tangible or intangible);
(iv)    references to an “amendment” includes a supplement, replacement, novation, restatement, or re-enactment and “amended” is to be construed accordingly;
(v)    references to any Government Rule includes any amendment or modification to such Government Rule, and all regulations, rulings, and other Government Rules promulgated under such Government Rule;
(vi)    except where a document or agreement is expressly stated to be in the form “in effect” on a particular date, references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth in herein;
(vii)    references to any Party or party to any other document or agreement shall include its successors and permitted assigns;
(viii)    words importing the singular include the plural and vice versa;
(ix)    words importing the masculine include the feminine and vice versa;
(x)    the words “include”, “includes”, and “including” are not limiting;
(xi)    references to “days” shall mean calendar days, unless the term “Business Days” shall be used;
(xii)    references to “months” shall mean calendar months and references to “years” shall mean calendar years; and

(xiii)    unless the contrary indication appears, a reference to a time of day is a reference to the time of day in New York, New York.
(b)    This Agreement is the result of negotiations among, and has been reviewed by all parties hereto and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against any party hereto.
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